UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BIOLIFE SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2022

Dear Stockholder:

You are cordially invited to attend BioLife Solutions, Inc.’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 9, 2022 at 9:00 a.m. Pacific Time. The formal meeting notice and proxy statement for the Annual Meeting are attached.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLFS2022.

We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Annual Meeting online, please promptly submit your proxy vote by Internet, telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on June 8, 2022. If you attend the Annual Meeting online and wish to vote at the Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

Thank you for your continued support of and interest in BioLife Solutions, Inc.

Sincerely,

/s/ Michael Rice
Michael Rice
Chief Executive Officer and Chairman of the Board
Bothell, Washington
April 29, 2022

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND ONLINE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO THE ANNUAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET, FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING ONLINE AND VOTING ONLINE.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING ONLINE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

BIOLIFE SOLUTIONS, INC.

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

(425) 402-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JUNE 9, 2022

9:00 a.m. PACIFIC TIME

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of BioLife Solutions, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on June 9, 2022, at 9:00 a.m. Pacific Time, as a virtual meeting. You will be able to attend, vote your shares, and submit questions during the Annual Meeting via a live webcast available at www.virtualshareholdermeeting.com/BLFS2022. The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.

ELECTION OF DIRECTORS. To elect the five (5) directors named in the attached proxy statement to serve until his/her successor is duly elected and qualified, unless he/she resigns, is removed or otherwise is disqualified from serving as a director of the Company;

2.	APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To approve on a non-binding, advisory basis the compensation of our named executive officers;

3.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment by our Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.

AMENDMENT TO THE SECOND AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN. To amend the Second Amended And Restated 2013 Performance Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 2,000,000 shares from 6,500,000 to 8,500,000 shares; and

5.	ANY OTHER BUSINESS. To consider and vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors recommends that stockholders vote FOR each of the director nominees, vote FOR the approval on a non-binding, advisory basis of the compensation of our named executive officers, vote FOR the ratification of the appointment by our Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and vote FOR the amendment to our Second Amended and Restated 2013 Performance Incentive Plan. Only stockholders of record (including certain persons that held shares of restricted Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan) at the close of business on April 12, 2022 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at our principal executive office for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting. Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on April 29, 2022, we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2022 proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

To assure your representation at the Annual Meeting, please vote your proxy via the Internet, by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting online and vote, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES, FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE RATIFICATION OF THE APPOINTMENT BY OUR BOARD OF DIRECTORS OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, AND FOR THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, we ask that you please complete your proxy statement or cast your vote at the Annual Meeting to ensure your vote will count.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2022: This notice of annual meeting of stockholders, the proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Sincerely,

/s/ Michael Rice
Michael Rice
Chief Executive Officer and Chairman of the Board
Bothell, Washington
April 29, 2022

BIOLIFE SOLUTIONS, INC.

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

(425) 402-1400

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2022: This notice of annual meeting of stockholders, the proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

The enclosed proxy is solicited on behalf of BioLife Solutions, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 9:00 a.m. Pacific Time on June 9, 2022, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. You will be able to attend the Annual Meeting online, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLFS2022.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

These proxy solicitation materials were first sent or given on or about April 29, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders who owned shares of common stock, par value $0.01 per share (the “Common Stock”) of BioLife Solutions (including certain persons that held shares of restricted Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan) at the close of business on April 12, 2022 (the “Record Date”) are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 42,394,243 shares of Common Stock outstanding and approximately 224 record holders of our Common Stock. Additionally, there were 1,551,669 unvested restricted shares of Common Stock outstanding on the Record Date. Each outstanding share of Common Stock and unvested restricted share of Common Stock entitles the holder to one vote.

We will provide, without charge, a copy of our annual report on Form 10-K to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the annual report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

References to the “Company,” “BioLife,” “BioLife Solutions,” “our,” “us” or “we” mean BioLife Solutions, Inc.

VOTING AND RELATED MATTERSEXECUTIVE OFFICERS AND DIRECTORS	1
EXECUTIVE OFFICERS AND DIRECTORSBOARD OF DIRECTORS	5
BOARD OF DIRECTORSEXECUTIVE AND DIRECTOR COMPENSATION	8
EXECUTIVE AND DIRECTOR COMPENSATIONOWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENTCERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONSSECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCEPRINCIPAL ACCOUNTING FEES AND SERVICES	40
PRINCIPAL ACCOUNTING FEES AND SERVICESREPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	40
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORSPROPOSALS	42
PROPOSALSPROPOSAL NO. 1 - ELECTION OF DIRECTORS	43

PROPOSAL NO. 2 - APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERSPROPOSAL NO. 2 - APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	44

PROPOSAL NO. 3–RATIFICATION OF THE APPOINTMENT BY THE BOARD OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.	45

PROPOSAL NO. 4 -AMENDMENT TO THE SECOND AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN	46
OTHER BUSINESSANNUAL REPORT ON FORM 10-K	50

STOCKHOLDER PROPOSALSSTOCKHOLDER PROPOSALS	50

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of BioLife Solutions, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of BioLife Solutions Common Stock (including each applicable share of restricted Common Stock issued pursuant to the Second Amended and Restated 2013 Performance Incentive Plan) you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Proxy Card

The proxy card which is accessible over the Internet or in physical form if you requested to receive physical copies of the proxy materials enables you to appoint Michael Rice, our Chief Executive Officer, and Roderick de Greef, our President and Chief Operating Officer, as your representatives at the Annual Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing Messrs. Rice and de Greef to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we think that it is a good idea to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Methods of Voting

You may vote over the Internet, by mail or in person online at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Voting over the Internet. The website address for Internet voting is provided on the Notice and on the proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 8, 2022. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

Voting by Telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the Notice.

Voting by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting. If you request printed copies of the proxy materials by mail and are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

Voting at the Meeting. If you attend the Annual Meeting online and plan to vote, you will be able to vote virtually. Have your Notice or proxy card in hand as you will be prompted to enter your control number to vote at the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

●	enter a new vote over the Internet, or sign and return a replacement proxy card;
●

provide written notice of the revocation to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, which written notice must be received prior to the Annual Meeting; or

●	attend the virtual Annual Meeting online and vote.

Quorum and Voting Requirements

Stockholders of record (including persons that held applicable shares of restricted Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan) at the close of business on April 12, 2022, are entitled to receive notice and vote at the Annual Meeting. On the Record Date, there were 42,394,243 issued and outstanding shares of our Common Stock. Additionally, there were 1,551,669 unvested restricted shares of Common Stock with voting rights outstanding. Each holder of Common Stock (or restricted Common Stock) voting at the Annual Meeting, either online or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

The presence, in person online or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Assuming that a quorum is present:

1.	a plurality of the shares present in person online or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be required to elect each Board nominee;
2.

the compensation of our named executive officers will be approved on a non-binding, advisory basis, if a majority of the votes properly cast at the Annual Meeting on this proposal vote to approve this proposal;

3.

the ratification of the appointment by our Board of Directors of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 will be approved if approved by a majority of the votes cast at the Annual Meeting on this proposal; and

4.

the amendment to the Second Amended and Restated 2013 Performance Incentive Plan will be approved if a majority of the votes properly cast at the Annual Meeting on this proposal vote to approve this proposal.

Votes cast by proxy or online at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting who will also determine whether a quorum is present. The election inspector will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The election of the directors, the non-binding advisory vote on executive compensation and the amendment to the Second Amended and Restated 2013 Performance Incentive Plan are “non-routine.” Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on that proposal. The ratification of the appointment of the Auditor is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given. With regard to the election of our director nominees, broker non-votes and votes marked “withheld” will not affect the outcome of the election of the directors. With regard to the ratification of the appointment by our Board of Directors of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, abstentions will not be counted for purposes of determining whether such proposal has been ratified and will not have the effect of negative votes, whereas, because the ratification of the appointment of auditors is a routine matter, a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given. With regard to Proposals Two and Four, abstentions and broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and each of the other non-routine matters. Voting rules will prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and each of the other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not vote or, if applicable, instruct your bank or broker how to vote in the election of directors or the adoption of the second amended and restated 2013 performance incentive plan or any other non-routine matters, no votes will be cast on your behalf.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted:

1.	“for” the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;
2.	“for” the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement;
3.	“for” the ratification of the appointment by our Board of Directors of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
4.

“for” amending the Second Amended and Restated 2013 Performance Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 2,000,000 shares from 6,500,000 to 8,500,000; and

5.	at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the SEC within four business days after the Annual Meeting.

Holding of Stock

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below and described elsewhere herein, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge, LLC, you are a “stockholder of record” who may vote at the Annual Meeting, and we sent the Notice to you and directed you to these proxy materials. As the stockholder of record, you have the right to direct the voting of your shares by voting as described above. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and the Notice and the instructions to review these proxy materials were forwarded to you by our transfer agent or by your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to vote or to direct your broker on how to vote your shares and to attend online the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the proxy card to ensure that your vote is counted.

Householding of Proxy Materials; Receipt of More than One Proxy Card

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. This practice is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report on Form 10-K or proxy statement in the future, you may telephone our Secretary at (425) 402-1400 or write to BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. If you are receiving multiple copies of our annual report on Form 10-K and proxy statement, you may request householding by contacting our Secretary in the same manner.

If you have received more than one Notice or otherwise have access to more than one proxy card, you may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

Proxy Solicitation

We are soliciting proxies solely on behalf of the Company and will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

No Right of Appraisal

None of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws (the “Bylaws”) provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Questions About Voting Your Shares

You can contact our Corporate Secretary at (425) 402-1400 or by sending a letter to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, with any questions about proposals described in this proxy statement or how to execute your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2022: The notice of annual meeting of stockholders, this proxy statement, including your proxy card, and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

EXECUTIVE OFFICERS AND DIRECTORS

The following table and text set forth the names and ages of our directors and executive officers as of April 29, 2022. The Board is comprised of only one class of directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years (based on information supplied by them) and an indication of directorships held by each director in other public companies subject to the reporting requirements under the Federal securities laws. During the past ten years, none of our directors or executive officers has been involved in any legal proceedings that are material to an evaluation of the ability or integrity of such person:

Name	Age	Position and Offices With the Company
Michael Rice	59	Chief Executive Officer and Chairman of the Board
Roderick de Greef	61	Chief Operating Officer and President
Troy Wichterman	37	Chief Financial Officer
Aby J. Mathew, Ph.D.	50	Chief Scientific Officer and Executive Vice President
Todd Berard	53	Chief Marketing Officer
Karen Foster	62	Chief Quality Officer
Marcus Schulz	44	Chief Revenue Officer
Sarah Aebersold	47	Vice President, Global Human Resources
Joseph Schick	60	Director
Rachel Ellingson	52	Director
Amy DuRoss	48	Director
Joydeep Goswami	50	Director

Michael Rice has been Chief Executive Officer since August 2006 and Chairman of the Board since July 2021. Previously, Mr. Rice was President from August 2006 to May 2021, a director from August 2006 to July 2021, and Chairman of the Board from August 2007 to November 2013. Mr. Rice has more than 30 years of leadership and entrepreneurial experience in the medical and high-tech industries. He was most recently the senior business development manager for medical and wireless products at AMI Semiconductor, from October 2004 to August 2006. From October 2000 to August 2006, Mr. Rice also served as the director of marketing and business development at Cardiac Science, Inc., a manufacturer of automated external defibrillators. Prior to that, from May 1998 to October 2000, he was the Vice President, Sales and Marketing for TEGRIS Corporation, a privately held network services provider. Mr. Rice also spent 12 years, from May 1986 to May 1998 at Physio Control Corporation in several sales and marketing management roles prior to its acquisition by Medtronic Inc. The Board has determined that Mr. Rice is qualified to serve as a director because of his experience as Chief Executive Officer of the Company and because of his managerial insight.

Roderick de Greef has been President and Chief Operating Officer since November 2021. Previously, Mr. de Greef was appointed Chief Financial Officer from May 2016 to November 2021, and Chief Operating Officer from December 2019 to May 2021. He was appointed interim Chief Financial Officer and interim Secretary in March 2016. Mr. de Greef served as a director of the Company from June 2000 through November 2013, and provided the Company with strategic and financial consulting services from July 2007 through August 2011. Since December 2020, Mr. de Greef has served as a director of Sirona Medical Technologies, a cardia electrophysiology company. From February 2019 to January 2021, Mr. de Greef served as a director, chairman of the Audit Committee of the board of directors of Indonesia Energy Corporation Limited, an oil and gas exploration and production company. Mr. de Greef served Pareteum Corporation., a mobile communications company, as a director, chair of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee from September 2015 to September 2017, and also from January 2008 to October 2011. From November 2013 to October 2014, Mr. de Greef served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc.  From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc., a manufacturer of non-invasive diagnostic cardiology products. From November 2003 to May 2013, Mr. de Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc.  From 2001 to 2006, Mr. de Greef served as Executive Vice President and Chief Financial Officer of NASDAQ listed Cardiac Science, Inc., which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. Mr. de Greef received his MBA degree from the University of Oregon, and a B.A in Economics and International Relations from San Francisco State University. Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies.

Troy Wichterman has been Chief Financial Officer since November 2021. Before his appointment as Chief Financial Officer, Mr. Wichterman served as the Company’s Vice President, Finance since November 2019. In that role, Mr. Wichterman oversaw the finance and accounting organization in the areas of integrating acquired businesses, acquisition due diligence and deal structure, SEC reporting, financial planning and analysis, operational finance, and audit compliance. Mr. Wichterman also served as Director of Financial Planning and Analysis from June 2016 to November 2019 and Financial Analyst from February 2015 to June 2016. Prior to joining the company, he was most recently a Senior Financial Analyst, Acquisitions at Ventas, a public healthcare REIT, from January 2013 to September 2014. Prior to Ventas, he was most recently a Senior Portfolio Analyst at Heitman, a private equity REIT, from June 2009 – January 2013 and began his career as an Auditing Associate at PwC in Chicago from 2008 to 2009. Mr. Wichterman is a CPA (inactive) and holds a Bachelor of Business Administration degree and a Master of Accountancy degree from the University of Wisconsin – Madison.

Aby J. Mathew, Ph.D. has been Executive Vice President and Chief Scientific Officer since December 2019. Before his appointment as Executive Vice President and Chief Scientific Officer, Dr. Mathew had served as Chief Technical Officer. Dr. Mathew was part of the founding team of BioLife Solutions, Inc., and has been employed by BioLife since 2000. Dr. Mathew is a co-developer of BioLife’s biopreservation media solutions and co-inventor on issued and pending patents related to methods, devices, and formulations for the preservation of cells, tissues, and organs. He holds a Ph.D. in Biological Sciences from Binghamton University and a B.S. in Microbiology from Cornell University. Dr. Mathew has been researching low temperature biopreservation since 1994, and his studies contributed to the development of BioLife’s current commercial HypoThermosol® and CryoStor® product platforms and intellectual property foundation. Dr. Mathew is currently active in, or previously a member of, AABB (formerly the American Association of Blood Banks), BEST (the Biomedical Excellence for Safer Transfusion collaborative), the International Society for Cell Therapy (ISCT), the Alliance for Regenerative Medicine (ARM), Tissue Engineering & Regenerative Medicine International Society (TERMIS), Society for Cryobiology, International Society for Biological and Environmental Repositories (ISBER), American Society for Cell Biology, and the Society for In Vitro Biology. Dr. Mathew is a member of, the Board of Directors, and Advisory Panel, of the Parent’s Guide to Cord Blood Foundation, the Scientific Advisory Board of HemaCare Corporation, the founding Board of Directors of the Cord Blood Association, the NIST-AMTech National Cell Manufacturing Consortium, the California Institute for Regenerative Medicine (CIRM) Clinical Advisory Panel, the Business Advisory Board of RoosterBio Inc., and the Scientific Advisory Board of SAVSU Technologies. Dr. Mathew has obtained UCLA Corporate Governance Program Certification.

Todd Berard has been Chief Marketing Officer since December 2019. Before his appointment as Chief Marketing Officer, Mr. Berard had served as Vice President of Marketing since February 2015 and Senior Director of Marketing since July 2014. Previous to BioLife, Mr. Berard served as Director of Marketing at Verathon Medical; a division of Roper Inc., from September 2010 until July 2014, overseeing the global marketing, product development, and product launch strategies for a portfolio of six medical device brands. He also managed all strategic partnerships for product development and helped guide the organization through several key product launches and the corporate acquisition. At Verathon, Mr. Berard oversaw a creative and product management team of 12. Responsibilities included all global marketing initiatives and campaigns, strategy, product portfolio management, and strategic planning. He has over twenty years of experience in life sciences, health care, medical devices, and technology; working for both global leaders and small technology startups, including the University of Washington School of Medicine, DuPont, and Medtronic. He has a Bachelor of Science Degree in Biochemistry from the University of Vermont and an MBA from the University of Washington Foster School of Business.

Karen Foster has been Chief Quality Officer since December 2019. Before her appointment as Chief Quality Officer, Ms. Foster had served as Vice President, Operations since April 2016. From 2003 to early 2016, Ms. Foster was Vice President of Laboratory Operations and Site Leader at ViaCord, LLC, a family cord blood bank, and subsidiary of PerkinElmer Inc. Over a 25-year career, Ms. Foster has managed manufacturing and quality operations in several capacities for companies including ViaCord, Pfizer, Inc. (formerly Pharmacia Corporation) and Amersham Pharmacia Biotech, Inc. (formerly Phamacia Biotech, Inc.). She holds an MBA from the University of Wisconsin-Milwaukee (specialization in Operations Management), an M.S. in Zoology from University of Wisconsin-Milwaukee (specialization in Microbiology) and a B.S. in Biological Sciences from Michigan Technological University.

Marcus Schulz has been Chief Revenue Officer since February 2021. Before his appointment as Chief Revenue Officer, Mr. Schulz has served as the Vice President, Global Sales, since July 2020. Mr. Schulz joined the Company in August 2019 as Vice President of Sales, evo® Platform. In that role, Mr. Schulz supported the Company’s partnerships with specialty couriers that market the evo cold chain management platform to the regenerative medicine market. Prior to joining the Company, Mr. Schulz served in a variety of strategic business development and executive sales leadership roles with companies including Siemens Healthcare (2000-2009, most recently as Director, Strategic National Accounts), Johnson & Johnson (2010-2012, most recently as Sales Director), Aramark Healthcare Technologies (2012-2013, most recently as Director of Business Development), Abbott Laboratories (2013-2015, most recently as Executive Director, Healthcare Improvement), Belimed, AG (2015-2016, most recently as Executive Director, Strategic Solutions Group) and most recently, GE Healthcare (2016-2019, most recently as General Manager, National Accounts), where he managed a $1 billion annual revenue strategic account.

Sarah Aebersold has been Vice President, Global Human Resources since January 2021. Before her appointment as Vice President, Global Human Resources, Ms. Aebersold has served as the Senior Director, Global Human Resources & Administration since February 2020. In that role, Ms. Aebersold oversaw human resources programs in the areas of employee relations, talent acquisition, benefits, compensation, coaching, training and development, policy, and data management. Prior to joining the Company, Ms. Aebersold served in a variety of human resources roles with companies including MCG Health, a healthcare solutions provider (2016-2020, most recently as Head of Human Resources and Administration), Spacelabs Healthcare, a manufacturer of medical equipment (2014-2016, 2012-2013, most recently as Senior Manager, Human Resources), T-Mobile, a mobile communication company, (2013-2013, most recently as Human Resource Manager), Seattle Children’s Hospital, a children’s hospital (2009-2012, most recently as Manager, Human Resources Consulting), and ZymoGenetics, Inc., a biotechnology/pharmaceutical company (2004-2009, most recently as Human Resources Manager).

Joseph Schick joined the Board in November 2013 as a director and Chair of the Audit Committee. He has 16 years of experience as a Chief Financial Officer spanning four different mid-sized companies in various industries. Prior to his experience as a Chief Financial Officer, Mr. Schick worked in various roles for seven years at Expedia (NASDAQ: EXPE), including Senior Vice President of Finance. From this background, Mr. Schick has significant experience with SEC reporting, strategic planning, and mergers and acquisitions. Mr. Schick started his career with Arthur Andersen and is a CPA who received his B.S. in Accounting from the University of Illinois. He is also on various non-profit boards and completed the Director Certification program at UCLA. The Board has determined that Mr. Schick is qualified to serve as a director because of his financial experience with public companies.

Rachel Ellingson has served as a director and member of the Company’s Compensation Committee and Audit Committee since April 2021. Since April 2018, Ms. Ellingson has served as Senior Vice President and Chief Strategy Officer at Zimmer Biomet Holdings, Inc., a medical device company (NYSE: ZBH). As a member of the executive leadership team at ZBH, Ms. Ellingson is responsible for global oversight of strategy, business development and integration. Prior to joining ZBH, Ms. Ellingson served as Vice President, Corporate Strategy and as a member of the executive leadership team at St. Jude Medical, Inc., a medical device company, from 2011 to 2017. Before joining St. Jude Medical, Ms. Ellingson served as Vice President, Business Development and Investor Relations at AGA Medical Corporation, a developer and manufacturer of cardiovascular medical devices. Prior to joining AGA Medical, Ms. Ellingson was an investment banker, most recently as a Managing Director, Healthcare Investment Banking with Bank of America Corporation (NYSE: BAC) and prior to that, was with Cowen & Company (NASDAQ: COWN). Ms. Ellingson holds an MBA in Finance from the University of Connecticut and a Bachelor of Arts degree from the University of Rhode Island. The Board has determined that Ms. Ellingson is qualified to serve as a director because of her experience with strategic leadership and investment banking.

Amy DuRoss has served as a director and member of the Company’s Governance and Nominating Committee and as Chair of the Compensation Committee since April 2021. Ms. DuRoss previously served as Chief Executive Officer of Vineti, Inc., a healthcare technology company, from the time that she co-founded Vineti in April 2016 through March 2022. Ms. DuRoss led Vineti and its software as a service platform to the forefront of innovation supporting cell and gene therapy manufacturing, delivery and patient follow up. Before co-founding Vineti, Ms. DuRoss focused on healthcare new business creation for GE Ventures, a venture capital subsidiary of General Electric (NYSE: GE), serving as a Managing Director from May 2013 to May 2017. Prior to GE, Ms. DuRoss was Chief Business Officer at Navigenics, Inc., a genomics company sold to Life Technologies Corporation in 2012. Ms. DuRoss was Co-founder and Executive Director of Proposition 71, California's stem cell research initiative passed in 2004, as well as Chief of Staff at the resulting state grant oversight agency. Ms. DuRoss was named a 2016 Health Innovator Fellow by the Aspen Institute. Ms. DuRoss also serves as a member of the Board of Directors for the ARM Foundation for Cell and Gene Medicine. Ms. DuRoss holds an MBA, Masters degree in English, and Bachelors of Arts degree in English from Stanford University. The Board has determined that Ms. DuRoss is qualified to serve as a director because of her experience founding and growing a successful business in the cell and gene therapy space.

Joydeep Goswami has served as a director and member of the Company’s Audit Committee and as chair of the Governance and Nominating Committee since October 2021. Mr. Goswami currently serves as Chief Strategy and Corporate Development Officer at Illumina, a biotechnology company, since September 2019. As a member of the executive leadership at Illumina, Mr. Goswami is responsible for driving planning, strategic partnerships, and acquisitions. Prior to Illumina, Mr. Goswami served as the President of Thermo Fisher Scientific's Clinical Next-Generation Sequencing (NGS) and Oncology business unit, where he oversaw efforts that drove the adoption of NGS in clinical oncology, research and reproductive health. Mr. Goswami has held senior leadership roles across the pharma/biotech, diagnostics and research tool continuum, previously serving at companies such as Life Technologies and Invitrogen, in addition to Thermo Fisher Scientific. He has led teams across various functions, including sales, marketing, R&D and other support functions. Mr. Goswami served as President, Asia Pacific and Japan while at Thermo Fisher Scientific and created the Stem Cells and Regenerative Medicine Business Unit at Invitrogen. Additionally, he spent five years at McKinsey, where he specialized in strategy for pharmaceutical, medical technology and technology companies. Mr. Goswami holds his MS, PhD in Chemical Engineering, and MBA from MIT and a Bachelor's degree in Chemical Engineering from the Indian Institute of Technology. The Board has determined that Mr. Goswami is qualified to serve as a director because of his experience with strategic leadership and international business operations.

Except as otherwise provided by law, each director shall hold office until either their successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Officers serve at the discretion of the Board.

There are no family relationships between any of our director nominees or executive officers and any other of our director nominees or executive officers.

BOARD OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of five members. Our Board has determined four of our directors – Messrs. Schick and Goswami, and Mss. DuRoss and Ellingson – to be independent under the rules of the NASDAQ Stock Market, after taking into consideration, among other things, those transactions described under “Certain Transactions”. Mr. Rice serves as Chairman of the Board and is Chief Executive Officer. The Board does not have a lead director; however, recognizing that the Board is composed almost entirely of outside directors, in addition to the Board’s strong committee system (as described more fully below), we believe this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight of management.

At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of five persons.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each committee operates pursuant to a written charter that may be viewed on our website at http://investors.biolifesolutions.com/corporate-governance. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

The following table sets forth the current composition of the three standing committees of our Board:

Name	Board	Audit	Compensation	Governance and Nominating
Mr. Rice	Chair
Mr. Schick (financial expert)	X	Chair	X	X
Ms. DuRoss	X		Chair	X
Ms. Ellingson	X	X	X
Mr. Goswami	X	X		Chair

Audit Committee. Our Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation.

In addition, the Audit Committee’s role includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

The Board has determined that all members of our Audit Committee meet the independence and financial literacy standards of the NASDAQ Stock Market and applicable SEC rules. The Board of Directors has determined that Mr. Schick is an “audit committee financial expert” as defined by the rules of the SEC.

Please see the section entitled “Report of the Audit Committee of the Board of Directors” for further matters related to the Audit Committee.

Compensation Committee. The purpose of the Compensation Committee is to discharge its fiduciary responsibilities relating to the compensation of executive officers, the organizational structure, succession, retention and training policies and review and oversight of benefit programs. Our Compensation Committee is responsible for reviewing the recommendations of our Chief Executive Officer and Chief Financial Officer, making recommendations to the Board regarding the compensation of our executive officers, and ensuring that the total compensation paid to the executive officers is reasonable and competitive, and does not promote excessive risk taking. In making its recommendation to the Board, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation. The Chief Executive Officer may not be present during voting or deliberation on his compensation. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director and committee member compensation. In addition, the Compensation Committee approves and has oversight over our bonus plans for executive officers and/or stock-based compensation plans and oversight of our overall compensation plans and benefit programs, including approval and oversight of grants.

In discharge of its duties related to administration of executive bonus plans, the Compensation Committee may, subject to the terms of each plan, delegate authority to management for the day-to-day non-material administration of such plans. Further, the Compensation Committee may, subject to the terms of each plan, delegate authority to management to make grants to non-executive officers under stock-based compensation plans.

The Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the six factors outlined in Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In considering and determining compensation levels, the Compensation Committee reviews independent and externally generated compensation data, in accordance with Rule 10C-1 of the Exchange Act.

The members of the Compensation Committee are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.

Governance and Nominating Committee. Our Governance and Nominating Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; provide guidance to our human resources, legal, and finance departments relating to director orientation programs; recommend corporate governance principles applicable to the Company; manage periodic review, discussion and evaluation of the performance of our Board, its committees and its members and oversee and monitor compliance with our Code of Business Conduct and Ethics. The Governance and Nominating Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

All members of our Governance and Nominating Committee are independent under the listing standards of the NASDAQ Stock Market.

The Governance and Nominating Committee will consider candidates recommended by stockholders in accordance with the procedures set forth in our Bylaws, and prior to the date it recommends a slate of director nominees to the Board. Pursuant to the Governance and Nominating Committee Charter, there is no difference in the manner in which a nominee recommended by a stockholder or otherwise is evaluated.

In carrying out its function to nominate candidates for election to our Board, the Governance and Nominating Committee considers the Board’s mix of skills, experience, character, commitment and diversity-diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. In reviewing potential candidates, the Committee will also consider all relationships between any proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to the Company. The Governance and Nominating Committee believes that each candidate should be an individual who has demonstrated exceptional ability and judgment, who are willing and able to make a sufficient time commitment to the Company, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

The Governance and Nominating Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Governance and Nominating Committee may, from time to time, retain, for a fee, one or more third-party search firms to identify suitable candidates. The Governance and Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

The Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints.

Number of Meetings

The Board held a total of nine meetings during 2021. Our Audit Committee held four meetings in 2021, our Compensation Committee held one meeting in 2021 and our Governance and Nominating Committee did not hold any meetings during 2021. Each incumbent director attended 100% of the total number Board meetings and the total number of Board committee meetings.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings. Three of the Company’s directors attended the last annual meeting of stockholders held on June 18, 2021.

Codes of Business Conduct and Ethics

We believe in sound corporate governance practices and have always encouraged our employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.

Accordingly, the Board has adopted a formal written code of ethics for all employees. The Board has adopted an additional corporate code of ethics for its Chief Executive Officer, Chief Financial Officer and other senior financial officers, which is intended to be a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://investors.biolifesolutions.com/corporate-governance. The code of ethics is designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations. These codes also incorporate what we expect from our executives so as to enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. Any amendments made to the Code of Ethics will be available on our website.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to an individual member or committee as follows: c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. All communications will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2021 or as of the date hereof. Please refer to our website at www.biolifesolutions.com for any future changes in this process. The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

Board Diversity Matrix

Board Diversity Matrix as of April 29, 2022
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee report

The Compensation Committee of the Board, which is comprised solely of independent directors within the meaning of applicable rules of NASDAQ, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for developing executive compensation policies and advising the Board with respect to such policies and administering the Company’s cash and equity incentive plans. The Compensation Committee sets performance goals and objectives for the CEO and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the CEO with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews non-employee director compensation. All decisions with respect to executive compensation are approved by the Compensation Committee and all decisions with respect to director compensation are recommended by the Compensation Committee to the full Board for approval.

The Compensation Committee of the Company has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee:

Amy DuRoss, Chairperson

Joseph Schick

Rachel Ellingson

Compensation discussion and analysis

Our compensation discussion and analysis (“CD&A”) describes our executive-compensation philosophy and program as reported in the executive compensation tables that follow, which provide information relating primarily to compensation decisions for the following 2021 named executive officers (“NEOs”) of the Company:

Name	Position with the Company
Michael Rice	Chief Executive Officer and Chairman of the Board
Roderick de Greef	Chief Operating Officer and President
Troy Wichterman	Chief Financial Officer
Aby J. Mathew, Ph.D.	Chief Scientific Officer and Executive Vice President
Marcus Schulz	Chief Revenue Officer

2021 year in review

For the fiscal year ended December 31, 2021, we made strong progress toward our long-term goals through a combination of organic growth and success of recent acquisitions. We are keenly focused on achieving our corporate goals, in alignment with our broader purpose to return long-term value to our customers and shareholders. Among our accomplishments in the fiscal year ended December 31, 2021 were the following:

Overall revenue growth and key drivers of revenue growth

●	Revenue increased to $119.2 million, an overall gain of 148% year-over-year, compared to revenue of $48.1 million in 2020.
●	Revenue growth from organic activities accounted for $17.2 million in 2021, representing 37% of BioLife’s year-over-year growth.
●	Revenue from acquired entities accounted for $53.9 million in 2021, representing 112% of BioLife’s year-over-year growth.

Revenue growth by product line

●	Our Cell Processing platform revenue increased $14.0 million, or 45%, over 2020.
●	Organic Cell Processing platform revenue increased $12.2 million, or 39%, over 2020.
●	Our Freezers & Thaw Systems platform revenue increased $43.1 million, or 318%, over 2020.
●	Organic Freezers & Thaw Systems platform revenue increased $4.0 million, or 30%, over 2020.
●	Our Storage & Storage Services platform revenue increased $14.0 million, or 389%, over 2020.
●	Organic Storage & Storage Services platform revenue increased $1.0 million, or 54%, over 2020.

Creating shareholder value

●	We delivered total shareholder return (“TSR”) of 2,215% and 210% over the five-year and three-year periods ending December 31. 2021.

Strategic acquisitions

●

We successfully completed two acquisitions in 2021 to expand our portfolio of class-defining bioproduction products and services for the cell and gene therapies and the broader biopharma market. We issued approximately $265 million in BioLife common stock in the acquisitions of Global Cooling, Inc. (“GCI”) and Sexton Biotechnologies, Inc (“Sexton”).

o

We acquired GCI, a manufacturer of environmentally sustainable ultra-low temperature (“ULT”) mechanical freezers, operating under the Stirling UltraCold (“Stirling”) brand. We recorded revenue from Stirling of $39.1 million from May 3, 2021 to December 31, 2021.

o

We acquired Sexton, a manufacturer of bioproduction tools including proprietary closed vials for cell therapy final dose packaging, human platelet lysate (HPL) media, a bio-defined replacement for fetal bovine serum or human serum used in cell manufacturing, and automated cell processing machines. We recorded revenue from Sexton of $1.8 million from September 1, 2021 to December 31, 2021.

Other significant achievements

●	We continue to integrate and scale our organization, significantly expanding our commercial team and operations team.
●	To expand our global presence, we opened our first international facility, a new 47,533 square-foot biorepository Center of Excellence in Amsterdam, Netherlands.

In summary, we surpassed our business and financial goals for 2021, staying true to our course of creating and leading new markets through technology innovation. We focused on differentiated products suited to the complexities and pressures of modern biopharmaceutical manufacturing; with single-use and flexible solutions that are inspiring advances in bioprocessing.

COVID-19 business impact

We continue to closely monitor the impact of the COVID-19 global pandemic on all aspects of our business and geographies, including how it has and will impact our customers, team members, suppliers, vendors, business partners and distribution channels. The COVID-19 global pandemic has created significant volatility, uncertainty and economic disruption, which may continue to affect our business operations and may materially and adversely affect our results of operations, cash flows and financial position.

In the third and fourth quarters of 2021, we experienced difficulties in obtaining sheet metal and electrical components that incorporate semiconductor chips for our ULT freezer manufacturing operations. These difficulties led to increased supplier pricing for these materials and reduced production levels of ULT freezers in the third and fourth quarters of 2021. We believe some or all these difficulties arose as a result of suppliers’ production planning in response to COVID-19 and logistics challenges that have occurred as a result of the global pandemic. We believe the supply chain challenges related to sheet metal that we experienced in 2021 have been substantially mitigated through the diversification of suppliers. The availability of components that incorporate semiconductor chips, however, continues to be a challenge in comparison to pre-pandemic availability levels. Our strategic partnerships with key suppliers have secured sufficient supply of these electrical components for our operations for the foreseeable future.

Additional disruptions may occur for our customers or suppliers that may materially affect our ability to obtain supplies or other components for our products, produce our products or deliver inventory in a timely manner. This would result in lost product revenue, additional costs, or penalties, or damage our reputation. Similarly, COVID-19 could impact our customers and/or suppliers as a result of a health epidemic or other outbreak occurring in other locations which could reduce their demand for our products or their ability to deliver needed supplies for the production of our products.

We cannot predict at this time the full extent to which the COVID-19 pandemic will impact our business, results, and financial condition, which will depend on many factors that are not known at this time, as the situation is unprecedented and continues to evolve. These include, among others, the extent of harm to public health, including the duration of the pandemic, any potential subsequent waves of COVID-19 infection, the emergence of new variants of COVID-19, some of which may be more transmissible or virulent than the initial strain, and the availability and distribution of effective vaccines and medical treatments, further disruption to the manufacturing of and demand for our products, our ability to effectively manage inventory levels and adjust our production schedules to align with demand, impairments and other charges, the impact of the global business and economic environment on liquidity and the availability of capital, the costs incurred to keep our employees safe while maintaining continued operations, and our ability to effectively motivate and retain the necessary workforce. We are staying in close communication with our manufacturing facilities, employees, customers, and suppliers, and acting to mitigate the impact of this dynamic and evolving situation through a variety of measures, which may not be successful and are subject to the factors described above, many of which are uncertain or outside of our control. Even after the COVID-19 pandemic has subsided, we may continue to experience impacts to our business as a result of its global economic impact.

Compensation philosophy

The Company’s compensation philosophy is to provide compensation that will attract and retain high-performing talent in our industry, motivate the Company’s executive officers to create long-term, enhanced shareholder value and provide a fair reward for executive effort, and stimulate professional and personal growth. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the shareholders and focus executive officer behavior to achieve both near-term corporate goals and long-term business and strategies.

It is the responsibility of the Compensation Committee of the Board to administer the Company’s compensation programs to ensure that they are competitive with other bioprocessing, life sciences, and biotechnology companies, and to include incentives that are designed to appropriately drive the Company’s continued development to create shareholder value. The Compensation Committee reviews and approves all components of the Company’s executive officer compensation, including base salaries, annual cash incentive compensation, and equity incentive compensation.

Compensation objectives

The Company’s compensation programs for its executive officers are designed to provide the following:

●

Salaries and total compensation that are competitive with other bioprocessing, life sciences, and biotechnology companies with which the Company competes for talent, determined by comparing the Company’s pay practices with these companies.

●

Equity incentive compensation, including market-based equity awards, to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees, thereby aligning the executive officers’ interests with those of shareholders.

●	Annual cash incentive compensation that motivates the executive officers to lead and manage the business to meet the Company’s near-and long-term objectives.

The following features of our compensation programs are designed to protect and promote the interests of our shareholders while aligning executive compensation with performance. Below we summarize practices we follow to incent performance and retain leadership, and practices we do not follow because we do not believe they serve the long-term interests of our shareholders:

We Do	We Don’t

Pay for Performance: We emphasize market-based compensation that aligns the interests of our shareholders and executive officers through the use of both near-term cash incentive compensation and long-term equity awards subject to both time and market-based vesting.

Hedge or Pledge: We do not allow executive officers to engage in hedging or pledging of our securities.

Benchmark: We maintain an industry-specific peer group for annual benchmarking of executive compensation. This benchmarking is a key factor among those used to determine appropriate compensation for our NEOs.

Re-Pricing: We do not allow re-pricing of underwater stock options without shareholder approval.
Benefits: We offer market-competitive benefits for executives that are consistent with the benefits we offer all our employees.	Gross up Payments: We do not provide tax gross-up payments for our executive officers.
Consult: We consistently engage an independent compensation consultant to advise on compensation levels and practices.	Guaranteed Bonuses: We do not provide guaranteed bonuses to our executive officers.
Risk Assessment: We perform an annual compensation risk assessment.
Double Trigger: We provide each NEO severance benefits that are triggered only upon a termination of employment following a change-in-control (i.e., double trigger).

Board and Compensation Committee consideration of shareholder advisory votes on compensation

In evaluating our executive compensation programs for the fiscal year ended December 31, 2021, the Compensation Committee considered the shareholder advisory vote on our executive compensation, (the “say-on-pay vote”), for the fiscal year ended December 31, 2020, which was approved by 70.9% of the votes cast.

In addition, at the 2020 annual meeting our shareholders recommended, on an advisory basis, that the Company begin to annually hold future say-on-pay votes. Based on this signaled preference, we are conducting a say-on-pay vote at our Annual Shareholder Meeting.

The Compensation Committee values and continues to consider shareholder input and feedback, including the results of say-on-pay votes, on our compensation program structure. The Compensation Committee determined that the structure of our executive compensation policies continues to be appropriately aligned to the achievement of Company goals and objectives and the best interests of shareholders. We believe that compensation program enhancements of the past several years, as well as our commitment to improved transparency in our CD&A disclosure, have resulted in a compensation program that best serves our Company, our executives, and our shareholders.

Compensation evaluation process

The Company’s executive officer compensation consists of three primary components: base salary, annual cash incentive compensation, and equity incentive compensation. Each of these components is intended to complement the others, and taken together, to satisfy the Company’s compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies.

Role of compensation consultant

In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside experts. In the fiscal year ended December 31, 2021, the Compensation Committee retained FW Cook, an independent compensation consulting firm, to assist management in assessing and reporting to the Compensation Committee the competitiveness and effectiveness of the Company’s executive compensation programs. In addition, our finance and human resources departments support management in their work and act in accordance with the direction given to them to administer our compensation programs.

Management has assessed any potential conflicts of interest raised by the work of FW Cook, our compensation consultant, pursuant to SEC rules and has determined that no such conflict of interest exists.

In January 2021, the Compensation Committee held meetings with management to review the reports prepared by FW Cook to:

●	Review our compensation objectives
●	Review the actual compensation of our executive officers for consistency with our objectives
●	Analyze trends in executive compensation
●

Assess our variable cash compensation structure, as well as incentive plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the Company and its shareholders

●	Assess our equity-based awards programs against our objectives of executive incentive, retention and alignment with shareholder interests
●	Review our peer group and consider appropriate changes related to the realignment of our business
●	Benchmark our executive cash compensation and equity-based awards programs, and assess our pay versus performance against our peer group
●	Review recommendations for fiscal year 2021 compensation for appropriateness relative to our compensation objectives

Use of peer group to benchmark compensation

In January 2021, FW Cook provided management with an analysis of base salary, target bonus, target total cash, long-term incentive value and design, and target total compensation for executives, and cash and equity compensation for non-employee directors, of comparable companies in the bioprocessing, life sciences, and biotechnology industries. In performing this analysis, FW Cook used a peer group of 20 bioprocessing, life sciences, and biotechnology companies, which was reviewed and approved by management. As necessary, FW Cook, in conjunction with management, revaluates our peer group in light of developments in the market and our industry. As a result of this review, nine companies were added to the peer group and nine companies were removed from the peer group compared to the prior report. The companies included in the peer group had revenues with a median of $127 million, as compared to the group’s median revenue of $38 million in fiscal year 2019, when the evaluation was last completed.

The peer group used in the report presented for consideration of 2021 compensation decisions and approved by the management consisted of the following companies:

Accelerate Diagnostics, Inc.	Codexis, Inc.	NanoString Technologies, Inc.
Antares Pharma, Inc.	Cryoport, Inc.	NEVRO Corporation
Atrion Corporation	Fluidigm Corporation	Repligen Corporation
Avid Bioservices, Inc.	Glaukos Corporation	Silk Road Medical, Inc.
Axogen Corporation	iRhythm Technologies, Inc.	STAAR Surgical Company
Cardiovascular Systems, Inc	Luminex Corporation	Veracyte, Inc.
Cerus Corporation	Mesa Laboratories, Inc.

The use of peer group compensation data is one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation, and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

While the Compensation Committee generally targets each NEO’s total compensation to be near the 50th percentile of the peer group, it considers a number of additional factors to determine the appropriate level of each NEO’s total compensation and each component of compensation, including Company performance and the relevant executive’s performance, experience, responsibilities and impact. Due to these other factors, the Compensation Committee may set an NEO’s compensation below, at, or above the 50th percentile of the peer group.

Annual review of long-term incentives

Since 2015, the Compensation Committee has made annual grants of stock options and/or restricted stock subject to time-based vesting (“service vesting-based”) to align the executive officers’ financial interest with those of shareholders. In 2016, the Compensation Committee introduced a one-time grant of performance-based stock options, and in 2019 introduced market-based restricted stock grants to the long-term equity incentive compensation program. The Compensation Committee believes that equity incentives, in the form of stock options and restricted stock awards, subject to vesting over time or upon achievement of performance or market-based objectives, are effective vehicles to align individual and team performance with the achievement of the Company’s strategic and financial goals over time, retain our NEOs, and align the interests of our NEOs with those of our shareholders.

Stock options allow our executive officers to purchase a fixed number of shares of our Common Stock for a fixed price (i.e., exercise price) over a fixed period of time. The exercise price is set at the closing price of a share of Company Common Stock on the date of grant. A stock option only has value if our share price exceeds the exercise price of the option (“intrinsic value”). Each grant of restricted stock corresponds in value to a single share of Company Common Stock. Therefore, the value of these grants is directly affected by increases and decreases in our share price.

In February 2021, the Compensation Committee granted to the NEOs, service vesting-based restricted stock awards which vest over a four-year period, and market-based restricted stock awards which contain a market condition based on Total Shareholder Return (“TSR”). The TSR market condition measures the Company’s performance against a peer group. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2021 through December 31, 2022 as compared to the total shareholder return of our 20 company peer group. The size of these grants is based on target long-term incentive levels for each of the NEOs.

Executive compensation

Base salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year ended December 31, 2021 achieved the Company’s compensation objectives. Base salaries for the named executive officers for 2021, 2020 and 2019 are as follows:

Name	2021 Base Salary ($) (1)	2020 Base Salary ($) (1)	2019 Base Salary ($)	Base Salary Increase in 2021 vs 2020 (%)	Base Salary Increase in 2020 vs 2019 (%)
Michael Rice	641,019	514,712	530,000	25	(3)
Aby J Mathew	419,750	407,642	419,750	3	(3)
Roderick de Greef	412,137	390,889	402,500	5	(3)
Marcus Schulz	250,000	232,731	95,692	7	143
Troy Wichterman	249,077	192,308	162,813	30	18

(1)

These base salary increases were based on each named executive officer’s performance, qualifications, experience, responsibilities and FW Cook’s survey of the publicly disclosed compensation for similar positions at companies in the peer group.

Annual cash incentive compensation (short-term incentive) plan

In 2021, as in prior years, executives were eligible for bonuses, as approved by the Compensation Committee and the Board, with pre-established goals and weightings, which was designed to reward achievements based upon quantitative & qualitative Company performance (the “Company Objectives”), and to incentivize and reward NEOs for achieving performance goals that drive Company performance, align pay and performance, and support the long-term growth of the Company.

All NEO incentive payouts are calculated based solely on Company Objectives to closely align compensation with the Company’s performance. The Compensation Committee determined each NEO’s annual cash incentive compensation after the end of fiscal year 2021, which is calculated as a percentage of the executive officer’s target annual cash incentive compensation (“Target Award”). The Compensation Committee established each NEOs Target Award at a level that represents a meaningful portion of each NEOs cash compensation. In addition, the Compensation Committee set thresholds, target, and maximum performance goals, and related payout levels, considering annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices. An NEO could earn between 0% and 105% of the NEOs Target Award for achievement of Corporate Objectives, dependent upon the level of achieved performance.

Annual cash incentive compensation (short-term incentive) plan protocol

The Compensation Committee administers the Plan:

1.

At the beginning of the fiscal year, the CEO, with assistance from senior management, proposes annual Company Objectives, measurement criteria and weightings, subject to review and approval by the Compensation Committee.

2.

At the beginning of the following fiscal year, the CEO and CFO evaluate performance levels and the achievement of these annual Company Objectives, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants are submitted by the CEO to the Compensation Committee for review and approval.

3.	The Compensation Committee determines the bonus awards for individual participants based on the Target Awards and the Company’s performance against the Company Objectives.

Summary of 2021 performance measure and goals

The Compensation Committee may, at its discretion, elect to adjust bonuses or not to pay bonuses at all. A Target Award and the weight assigned to Company Objectives are determined based upon competitive market data derived from our peer group. The final incentive payout is determined based on the achievement of Company Objectives defined for each organizational level and position and the Target Award.

Our Company is focused on driving above-industry level growth through internal innovation, acquisitions, and expansion of applications for our products and services. With our focus on growth, we believe that revenue, additional storage facilities, a key supplier agreement, controlling operating expenses, and selection of integrating systems were relevant targets to reflect success. Revenue was the highest weighted Company Objective, and the remaining weighting was attributed to each of the other Company Objectives as determined by management and approved by the Compensation Committee. We believe these are objectives that our executive team can directly impact, and that drive shareholder value.

For the 2021 Plan, the Compensation Committee set the following Company Objectives and related payout levels:

●

Revenue: For 2021, the revenue target was set at $70 million (excluding acquired revenue during the year), which if achieved, would result in a payout of 50% of each NEOs Target Award with respect to the revenue metric. If achieved performance was at or above $73 million, a 10% increase of payout would result and each NEOs Target Award would be paid at 55% with respect to the revenue metric. If achieved performance was below $70 million but at or above $68 million, a 10% reduction of payout would result and each NEOs Target Award would be paid at 45% with respect to the revenue metric. If achieved performance was below $68 million, then no payout would be made to the NEOs with respect to the revenue metric.

●

Close Stirling acquisition: For 2021, the acquisition objective was set to close the Stirling acquisition, which if achieved, would result in a payout 10% of each NEOs Target Award with respect to the acquisition metric. If the Stirling acquisition was not closed in fiscal year 2021, then no payout would be made to the NEOs with respect to the acquisition metric.

●

Opening three new storage facilities: For 2021, the Storage facility growth objective was set to three new locations, which if achieved, would result in a payout 10% of each NEOs Target Award with respect to the Storage facility growth metric. If achieved performance was below the new Storage facility goal, then no payout would be made to the NEOs with respect to the new Storage facility metric.

●

Finalize key supplier agreement: For 2021, if a specified key supplier agreement was finalized, it would result in a payout 10% of each NEOs Target Award with respect to the supplier agreement metric. If an agreement was not achieved, then no payout would be made to the NEOs with respect to the supplier agreement metric.

●

Finish 2021 within 105% of the budgeted operating expense: In 2021, a target of controlling operating expenses to within 105% of budget was determined, which if achieved, would result in a payout 10% of each NEOs Target Award with respect to the operating expense metric. If the operating expense target was not achieved, then no payout would be made to the NEOs with respect to the operating expense metric.

●

Select an enterprise resource planning (“ERP”) software: In 2021, the objective to select an ERP was set, which if achieved, would result in a payout of an additional payout of 5% of each NEOs Target Award. If an ERP was not selected, then no payout would be made to the NEOs with respect to the ERP metric.

●

Select an electronic quality management system (“eQMS”): In 2021, the objective to select an eQMS was set, which if achieved, would result in a payout of an additional 5% of each NEOs Target Award. If an eQMS was not selected, then no payout would be made to the NEOs with respect to the eQMS metric.

For the fiscal year ended December 31, 2021, the Company established a Target Award for each NEO Company Objectives, which are set forth below:

Individual annual cash incentive targets

Name	Target Award as % of Salary for the Fiscal Year Ended December 31, 2021 (%)	Portion Tied to Company Objectives (%)
Michael Rice	85	100
Aby J Mathew	45	100
Roderick de Greef	50	100
Marcus Schulz	––	––
Troy Wichterman	––	––

Achievement of 2021 company objectives

The following table summarizes the achievement of the Company’s Objectives for the fiscal year ended December 31, 2021:

Company Objectives for the Fiscal Year Ended December 31, 2021
Revenue target	Achieve $70 million in total revenue
Acquisition objective	Close the acquisition of Stirling Ultracold
Growth objective	Opening of three new storage facilities
Supplier agreement objective	Complete final agreement with a specified key supplier
Operating expense target	Control operating expense in 2021 within 105% of budget
ERP selection	Achieve the selection of an ERP
eQMS selection	Achieve the selection of an eQMS

The Compensation Committee reviewed our achievement of the Company Objectives and determined that the Company achieved the Company Objectives at 105% of target levels. The Compensation Committee made this determination in consideration of the adjusted consolidated revenue of $78.3 million, operating expenses of $43.1 million compared to budget of $42.7 million, and the qualitative objectives that were achieved in 2021.

Annual bonus incentive payments under the plan

The table below shows the annual bonus incentive payments made to our NEOs under the Plan for the fiscal year ended December 31, 2021:

Name	Target Award as % of Salary for the Fiscal Year Ended December 31, 2021 (%)	2021 Company Objectives Results (%)	2021 Bonus Payout ($)	2021 Overall Achievement % of Target Award
Michael Rice	85	105	575,663	89
Aby J Mathew	45	105	198,332	47
Roderick de Greef	50	105	233,188	53
Marcus Schulz (1)	––	––	––	––
Troy Wichterman (2)	30	105	17,063	5

(1)	Mr. Schulz receives sales commission in lieu of bonus incentive payments as determined by the Compensation Committee

(2)	Mr. Wichterman was appointed CFO in November of 2021 and, therefore, received an incentive bonus pro-rated for the two months in which he held the position

Objectives for the fiscal year ending December 31, 2022

Our annual cash incentive compensation plan for the fiscal year ending December 31, 2022 is generally consistent with the program for the fiscal year ended December 31, 2021. The Compensation Committee, after reviewing assessments provided by management along with market data from FW Cook, determined each NEOs Target Award percentage of salary for the fiscal year 2022. Company Objectives, including revenue and other qualitative metrics, and weightings were established to determine threshold, target, and maximum performance goals for the 2022 annual bonus.

Equity incentive compensation

The Compensation Committee believes that equity incentives in the form of service vesting-based restricted stock awards and market-based restricted stock awards are effective instruments for long-term compensation. Equity incentives align individual and team performance with the achievement of the Company’s strategic and financial goals, long-term value creation, and shareholders’ interests. Restricted stock awards are impacted by all stock price changes, so the value to the executive officers is affected by both increases and decreases in stock price from the market price at the date of grant.

For the fiscal year ended December 31, 2021, the Compensation Committee considered a number of factors in determining what, if any, equity incentive compensation to grant to the executive officers, including:

●	the performance of the Company during the fiscal year
●	the number of shares subject to, and exercise price of, outstanding options held by the executive officers
●	the number of restricted stock units held by the executive officers
●	the vesting schedule of the unvested equity awards held by the executive officers
●	the financial statement impact of any equity award
●	the amount and percentage of the total equity on a diluted basis held by the executive officers
●	the available shares under the Company’s equity incentive plan

The target split of the long-term equity incentive compensation awards made to our NEOs, based upon dollar value, is 50% market-based, and 50% service vesting-based restricted stock awards. We granted our NEOs these equity incentive instruments in 2021, 2020, and 2019 and we anticipate that we will continue to include these grants as part of our long-term incentive compensation program going forward for the reasons noted above.

In February 2021, the Compensation Committee granted the following long-term incentive compensation awards to each of the named executive officers of the Company. These awards are split based upon dollar value between service vesting-based restricted stock awards (50%) and market-based restricted stock awards (50%).

Name	Service- vesting based stock awards (#)	Market- based Stock Units (#)
Michael Rice	7,511	7,511
Aby J Mathew	4,891	4,891
Roderick de Greef	4,740	4,740
Marcus Schulz	2,912	2,912
Troy Wichterman(1)	––	––

(1)	Mr. Wichterman was appointed as CFO in November of 2021 and therefore did not receive 2021 Compensation Committee set company incentive bonuses

Service vesting-based equity awards granted in 2021 will vest one-quarter of the shares in one year with the remainder vesting quarterly over three years. Market-based restricted stock awards contain a market condition based on Total Shareholder Return (“TSR”). The TSR market condition measures the Company’s performance against a peer group. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2021 through December 31, 2022 as compared to the total shareholder return of our 20 company peer group.

2022 long-term equity incentive compensation

In February 2022, the Compensation Committee granted long-term incentive compensation awards to each of the NEOs of the Company. Consistent with the Company’s compensation philosophy and objectives, as described above, these awards are split based upon dollar value between service vesting-based restricted stock (50%) and market-based restricted stock (50%), all of which are subject to similar vesting conditions to comparable service vesting-based and market-based instruments awarded by BioLife as discussed above.

Other compensation

All full-time employees, including the executive officers, are eligible to participate in the health benefits programs, including medical, dental and vision care coverage, disability and life insurance and the Company’s 401(k) plan. Under the 401(k) plan, the Company matches 100% of the first 4% of eligible compensation contributed by employees.

Tax and accounting considerations

We have not provided or agreed to provide any of the Company’s executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant shareholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.

For the Company’s financial statements, cash compensation, such as salary and bonus, is expensed and for income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to a “covered employee” of the Company. With respect to taxable years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m). Pursuant to the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, Section 162(m) was amended to: (1) expand the scope of individuals who are “covered employees,” including anyone who was a covered employee in any prior taxable year beginning after December 31, 2016, (2) expand the types of companies that are subject to the limitations of Section 162(m), and (3) eliminate the exception for performance-based compensation and commissions. Transition relief provided that any payment made pursuant to a written and binding agreement that was in effect as of November 2, 2017 and not subsequently materially modified, would be subject to the limitations of Section 162(m) as in effect prior to the amendment. Accordingly, compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above. Furthermore, because of the uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Cuts and Jobs Act of 2017, including the uncertain scope of the transition relief, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will, in fact, qualify for such exception.

The Compensation Committee believes that shareholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

Compensation risk assessment

The Compensation Committee not only considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices, but also evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive compensation tables

Compensation earned

The following table summarizes the compensation earned during the fiscal years ended December 31, 2021, 2020 and 2019 by the Company’s principal executive officer, principal financial officer, three other most highly compensated executive officers who were serving as an executive officer as of December 31, 2021 and whose total compensation exceeded $100,000. These individuals are referred to as the Company’s NEOs.

Summary compensation table

The following Summary Compensation Table sets forth certain information regarding the compensation, for services rendered in all capacities to us during 2021, 2020 and 2019, of our current principal executive officer, current principal financial officer, and our three other most highly compensated executive officers at the end of 2021 (together, the “named executive officers” or “NEO”).

Name and Principal Positions (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)		Stock Awards ($) (e)		All Other Compensation ($) (f)		Total ($) (g)

Michael Rice	2021	641,019	603,075	(2)	1,005,813	(3)	—		2,249,907
Chief Executive Officer and	2020	514,712	—		963,799	(4)	—		1,478,511
Chairman of the Board	2019	530,000	119,250	(5)	1,592,520	(6)	—		2,241,770

Aby J. Mathew	2021	419,750	207,776	(7)	579,568	(8)	11,266	(9)	1,218,360
Executive Vice President and	2020	407,642	—		637,388	(10)	11,333	(11)	1,056,363
Chief Scientific Officer	2019	419,750	47,222	(12)	744,644	(13)	11,200	(14)	1,222,816

Roderick de Greef	2021	412,137	223,850	(15)	544,603	(16)	—		1,180,590
Chief Operating Officer and	2020	390,889	—		2,663,189	(17)	—		3,054,078
President	2019	402,500	45,281	(18)	707,767	(19)	—		1,155,548

Marcus Schulz	2021	250,000	—		275,446	(20)	528,224	(21)	1,053,670
Chief Revenue Officer	2020	232,731	25,000	(22)	520,499	(23)	152,279	(24)	930,509
	2019	95,692	5,000	(25)	240,750	(26)	3,637	(27)	345,079

Troy Wichterman	2021	249,077	30,000	(28)	280,024	(29)	11,643	(30)	570,744
Chief Financial Officer	2020	192,308	40,000	(31)	346,109	(32)	8,892	(33)	587,309
	2019	162,813	10,000	(34)	34,627	(35)	7,412	(36)	214,852

(1)	Reflects base salary earned in each applicable period.
(2)

Cash incentive bonus earned in 2021. The cash incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee. Mr. Rice’s cash incentive bonus is 85% of his base salary with additional compensation determined by the Compensation Committee.

(3)

Represents fair value of 7,511 service vesting-based restricted stock and 7,511 market-based restricted stock granted on February 8, 2021, and 8,487 service vesting-based restricted stock granted on April 12, 2021. The service vesting-based restricted stock award granted February 8, 2021 will vest 1/4 of the shares on February 8, 2022 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2021 through December 31, 2022 as compared to the total shareholder return of our 20 company peer group. The service vesting-based restricted award granted April 12, 2021 fully vested October 12, 2021.

(4)

Represents fair value of 35,924 service vesting-based restricted stock, 28,868 market-based restricted stock, and 34,641 performance-based restricted stock granted on March 25, 2020. The service vesting-based stock award vested 1/4 of the shares on March 25, 2021 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2020 through December 31, 2021 as compared to the total shareholder return of our 20 company peer group. The performance-based restricted stock vested at 75% of the number of restricted shares granted to each recipient based on achievement of specified performance metrics approved by the Compensation Committee.

(5)	Represents the fair value of cash incentive bonus earned in 2019, paid out in 12,991 restricted stock awards in lieu of cash, which fully vested on September 25, 2020.
(6)

Represents fair value of 35,497 service vesting-based restricted stock and 35,497 market-based restricted stock granted on February 25, 2019. The service vesting-based stock award vested 1/4 of the shares on February 25, 2020 with the remainder vesting quarterly over 3 years. The market-based restricted stock award vested at 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2019 through December 31, 2020 as compared to the total shareholder return of our 20 company peer group.

(7)

Cash incentive bonus earned in 2021. The cash incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee. Mr. Mathews’ cash incentive bonus is 45% of his base salary with additional compensation determined by the Compensation Committee.

(8)

Represents fair value of 4,891 service vesting-based restricted stock and 4,891 market-based restricted stock granted on February 8, 2021, and 3,360 service vesting-based restricted stock granted on April 12, 2021. The service vesting-based restricted stock award granted February 8, 2021 will vest 1/4 of the shares on February 8, 2022 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2021 through December 31, 2022 as compared to the total shareholder return of our 20 company peer group. The service vesting-based restricted award granted April 12, 2021 fully vested October 12, 2021.

(9)

This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2021.

(10)

Represents fair value of 28,451 service vesting-based restricted stock, 22,863 market-based restricted stock, and 13,718 performance-based restricted stock granted on March 25, 2020. The service vesting-based stock award vested 1/4 of the shares on March 25, 2021 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2020 through December 31, 2021 as compared to the total shareholder return of our 20 company peer group. The performance-based restricted stock vested at 75% of the number of restricted shares granted to each recipient based on achievement of specified performance metrics approved by the Compensation Committee.

(11)

This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2020.

(12)	Represents the fair value of cash incentive bonus earned in 2019, paid out in 5,144 restricted stock awards in lieu of cash, which fully vested on September 25, 2020.
(13)

Represents fair value of 16,598 shares of service vesting-based restricted stock and 16,598 market-based restricted stock granted on February 25, 2019. The service vesting-based stock award vested 1/4 of the shares on February 25, 2020 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards vested at 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2019 through December 31, 2020 as compared to the total shareholder return of our 20 company peer group.

(14)

This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2019.

(15)

Cash incentive bonus earned in 2021. The cash incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee. Mr. de Greef’s cash incentive bonus is 50% of his base salary with additional compensation determined by the Compensation Committee.

(16)

Represents fair value of 4,740 service vesting-based restricted stock and 4,740 market-based restricted stock granted on February 8, 2021, and 3,222 service vesting-based restricted stock granted on April 12, 2021. The service vesting-based restricted stock award granted February 8, 2021 vests in 4 quarterly increments beginning on January 1, 2022, provided that Mr. de Greef continues to be employed with BioLife through the vesting dates. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2021 through December 31, 2022 as compared to the total shareholder return of our 20 company peer group. The service vesting-based restricted award granted April 12, 2021 fully vested October 12, 2021.

(17)

Represents fair value of 27,282 service vesting-based restricted stock, 21,923 market-based restricted stock, and 13,154 performance-based restricted stock granted on March 25, 2020 and 100,000 service vesting-based restricted stock granted on July 22, 2020. The service vesting-based stock awarded on March 25, 2020 vested 1/4 of the shares on March 25, 2021 with the remainder vesting quarterly over 3 years. The service vesting-based stock awarded on July 22, 2020 vested 1/4 of the shares on July 22, 2021 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2020 through December 31, 2021 as compared to the total shareholder return of our 20 company peer group. The performance-based restricted stock vested at 75% of the number of restricted shares granted to each recipient based on achievement of specified performance metrics approved by the Compensation Committee.

(18)	Represents the fair value of cash incentive bonus earned in 2019, paid out in 4,933 restricted stock awards in lieu of cash, which fully vested on September 25, 2020.
(19)

Represents fair value of 15,776 shares of service vesting-based restricted stock and 15,776 performance-based restricted stock granted on February 25, 2019. The service vesting-based stock award vested 1/4 of the shares on February 25, 2020 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards vested at 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2019 through December 31, 2020 as compared to the total shareholder return of our 20 company peer group.

(20)

Represents fair value of 2,912 service vesting-based restricted stock and 2,912 market-based restricted stock granted on February 8, 2021. The service vesting-based restricted stock award will vest 1/4 of the shares on February 8, 2022 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2021 through December 31, 2022 as compared to the total shareholder return of our 20 company peer group.

(21)

Represents sales commissions earned for the Cell Processing, Freezer and Thaw Systems, and Storage and Storage Service product line sales of $518,000 for 2021, plus the $10,000 match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2021.

(22)	Represents the fair value of cash incentive bonus earned in 2020, paid out in April 2021.
(23)

Represents fair value of 26,624 service vesting-based restricted stock granted on July 17, 2020. The service vesting-based stock award vested 1/4 of the shares on July 17, 2021 with the remainder vesting quarterly over 3 years.

(24)

Represents sales commissions earned for Cell Processing, Freezer and Thaw Systems, and Storage and Storage Service platform sales of $145,000 for 2020, plus the $7,000 match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2020.

(25)	Represents the fair value of cash incentive bonus earned in 2019, paid out in June 2020.
(26)

Represents fair value of 15,000 service vesting-based restricted stock granted on October 7, 2019. The service vesting-based stock vested 1/4 of the shares on October 7, 2020 with the remainder vesting quarterly over 3 years.

(27)

Represents sales commissions earned for Storage and Storage Service platform sales of $3,000 for 2019, plus the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2019.

(28)	Bonus earned and paid in 2021 at the discretion of management prior to Mr. Wichterman being promoted to CFO.
(29)

Represents fair value of 5,680 service vesting-based restricted stock granted on August 9, 2021. The service vesting-based stock award will vest 1/4 of the shares on August 9, 2022 with the remainder vesting quarterly over 3 years.

(30)

This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2021.

(31)	Bonus earned in 2020 was paid out in April 2021, plus bonus earned and paid in 2020 at the discretion of management prior to Mr. Wichterman being promoted to CFO.
(32)

Represents fair value of 21,299 service vesting-based restricted stock granted on June 19, 2020. The service vesting-based stock award vested 1/4 of the shares on June 19, 2021 with the remainder vesting quarterly over 3 years.

(33)

This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2020.

(34)	Represents the fair value of cash incentive bonus earned in 2019, paid out in June 2020.

(35)

Represents fair value of 1,941 service vesting-based restricted stock granted on February 25, 2019. The service vesting-based stock award vested 1/4 of the shares on February 25, 2020 with the remainder vesting quarterly over 3 years.

(36)

This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2019.

The following table reflects the allocation of base salary, cash incentive compensation, equity incentive compensation, and other compensation earned by the Company’s NEOs in the fiscal year 2021 as set forth in the 2021 Summary Compensation Table above.

Name	Long-Term Incentives (%)	Short-Term Incentives (%)	Base Salary (%)	Total Compensation ($)
Michael Rice	45	27	28	2,249,907
Aby J Mathew	48	18	34	1,218,360
Roderick de Greef	46	19	35	1,180,590
Marcus Schulz	26	50	24	1,053,670
Troy Wichterman	49	7	44	570,744

Grants of plan-based awards

The following table sets forth certain information regarding each grant of plan-based awards made to a named executive officer in the last completed fiscal year under any plan, including awards that subsequently have been transferred.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of
Name (a)	Grant Date (b)	Threshold (#) (c)	Target (#) (d)	Maximum (#) (e)	Shares of Stock or Units (#) (e)	Stock Awards ($) (f) (1)

Michael Rice	2/8/2021	—	7,511	15,022	—	387,943
Michael Rice	2/8/2021	—	—	—	7,511	322,522
Michael Rice	4/12/2021	—	—	—	8,487	295,348
Aby J. Mathew	2/8/2021	—	4,891	9,782	—	252,620
Aby J. Mathew	2/8/2021	—	—	—	4,891	210,020
Aby J. Mathew	4/12/2021	—	—	—	3,360	116,928
Roderick de Greef	2/8/2021	—	4,740	9,480	—	244,821
Roderick de Greef	2/8/2021	—	—	—	4,740	203,536
Roderick de Greef	4/12/2021	—	—	—	3,222	112,126
Marcus Schulz	2/8/2021	—	2,912	5,824	—	150,405
Marcus Schulz	2/8/2021	—	—	—	2,912	125,041
Troy Wichterman	8/9/2021	—	—	—	5,680	280,024

(1)	The fair value of the market-based restricted stock awards is estimated, at the date of grant, using the Monte Carlo Simulation model.

There were no Non-Equity Incentive Plan awards in the last completed fiscal year.

Discussion of summary compensation table and grants of plan-based awards table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” The material terms of employment agreements and arrangements with the Company’s named executive officers are described below under the heading “Employment Arrangements.”

Outstanding equity awards at December 31, 2021

The following table sets forth certain information regarding the outstanding stock option grants and stock awards held by the NEOs at December 31, 2021. Awards were made under the 2013 Performance Incentive Plan (the “2013 Plan”). For the outstanding stock option grants and stock awards described below, vesting is conditioned on the NEO remaining in service to the Company through such vesting date. Such awards may also be subject to accelerated vesting as described in “Potential Payments Upon Termination or Change in Control”.

	OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Michael Rice	66,668	––	––	1.78	2/7/2022(1)
Michael Rice	100,000	––	––	1.90	3/15/2026(1)

Aby J. Mathew	17,857	––	––	1.40	2/15/2022(1)
Aby J. Mathew	10,000	––	––	3.70	4/21/2024(1)
Aby J. Mathew	199,837	––	––	2.06	5/4/2025(1)

Troy Wichterman	938	––	––	2.06	5/4/2025(1)

(1)	This award is fully vested.

Name (a)	Grant Date (b)	Number of shares or units of stock that have not vested (#) (c)		Market value of shares of units of stock that have not vested(1) ($) (d)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (e)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (f)
Michael Rice	1/1/2018	1,172	(2)	43,680	—		—
Michael Rice	2/25/2019	11,093	(3)	413,436	—		—
Michael Rice	3/25/2020	20,208	(4)	753,152	28,868	(5)	1,075,910
Michael Rice	2/8/2021	7,511	(6)	279,935	7,511	(7)	279,935

Marcus Schulz	10/7/2019	7,500	(8)	279,525	—		—
Marcus Schulz	7/17/2020	18,304	(9)	682,190	—		—
Marcus Schulz	2/8/2021	2,912	(10)	108,530	2,912	(11)	108,530

Aby J. Mathew	1/1/2018	951	(12)	35,444	—		—
Aby J. Mathew	2/25/2019	5,187	(13)	193,319	—		—
Aby J. Mathew	3/25/2020	16,004	(14)	596,469	22,863	(15)	852,104
Aby J. Mathew	2/8/2021	4,891	(16)	182,288	4,891	(17)	182,288

Roderick de Greef	1/1/2018	912	(18)	33,990	—		—
Roderick de Greef	2/25/2019	4,930	(19)	183,741	—		—
Roderick de Greef	3/25/2020	15,347	(20)	571,983	21,923	(21)	817,070
Roderick de Greef	7/22/2020	68,750	(22)	2,562,313	—		—
Roderick de Greef	2/8/2021	4,740	(23)	176,660	4,740	(24)	176,660

Troy Wichterman	1/1/2018	127	(25)	4,733	—		—
Troy Wichterman	2/25/2019	607	(26)	22,623	—		—
Troy Wichterman	6/19/2020	13,312	(27)	496,138	—		—
Troy Wichterman	8/9/2021	5,680	(28)	211,694	—		—

(1)

The dollar amounts shown in columns (d) and (f) are determined by multiplying the number of shares or units shown in column (c) or (e), as applicable, by $37.27, the closing price of BioLife’s common stock on December 31, 2021.

(2)	1,172 unvested service vesting-based RSAs subject to this award vested January 1, 2022.
(3)

11,093 unvested service vesting-based RSAs subject to this award are scheduled to vest in 5 equal quarterly increments, provided that Mr. Rice continues to be employed with BioLife through the vesting dates.

(4)	20,208 service vesting-based RSAs subject to this award are scheduled to vest in 9 equal quarterly increments, provided that Mr. Rice continues to be employed with BioLife through the vesting dates.
(5)

The target number of 28,868 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our total shareholder return (“TSR”) compared to our 20 company peer group over the relevant two-year performance period between January 1, 2020 and December 31, 2021.

(6)

7,511 unvested service vesting-based RSAs subject to this award vested ¼ on February 8, 2022 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. Rice continues to be employed with BioLife through the vesting dates.

(7)

The target number of 7,511 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our total shareholder return during (“TSR”) compared to our 20 company peer group over the relevant two-year performance period between January 1, 2021 and December 31, 2022.

(8)

7,500 unvested service vesting-based RSAs subject to this award are scheduled to vest in 8 equal quarterly increments, provided that Mr. Schulz continues to be employed with BioLife through the vesting dates.

(9)

18,304 unvested service vesting-based RSAs subject to this award are scheduled to vest in 11 equal quarterly increments, provided that Mr. Schulz continues to be employed with BioLife through the vesting dates.

(10)

2,912 unvested service vesting-based RSAs subject to this award vested ¼ on February 8, 2022 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. Schulz continues to be employed with BioLife through the vesting dates.

(11)

The target number of 2,912 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our total shareholder return (“TSR”) compared to our 20 company peer group over the relevant two-year performance period between January 1, 2021 and December 31, 2022.

(12)	951 unvested service vesting-based RSAs subject to this award vested January 1, 2022.
(13)

5,187 unvested service vesting-based RSAs subject to this award are scheduled to vest in 5 equal quarterly increments, provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.

(14)

16,004 unvested service vesting-based RSAs subject to this award are scheduled to vest in 9 equal quarterly increments, provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.

(15)

The target number of 22,863 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our total shareholder return (“TSR”) compared to our 20 company peer group over the relevant two-year performance period between January 1, 2020 and December 31, 2021.

(16)

4,891 unvested service vesting-based RSAs subject to this award vested ¼ on February 8, 2022 and, therefore, will vest in 12 equal quarterly increments, provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.

(17)

The target number of 4,891 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our total shareholder return (“TSR”) compared to our 20 company peer group over the relevant two-year performance period between January 1, 2021 and December 31, 2022.

(18)	912 unvested service vesting-based RSAs subject to this award vested January 1, 2022.
(19)

4,930 unvested service vesting-based RSAs subject to this award are scheduled to vest in 4 equal quarterly increments, provided that Mr. de Greef continues to be employed with BioLife through the vesting dates.

(20)

15,347 unvested service vesting-based RSAs subject to this award are scheduled to vest in 4 equal quarterly increments, provided that Mr. de Greef continues to be employed with BioLife through the vesting dates.

(21)

The target number of 21,923 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our total shareholder return (“TSR”) compared to our 20 company peer group over the relevant two-year performance period between January 1, 2020 and December 31, 2021.

(22)

68,750 unvested service vesting-based RSAs subject to this award are scheduled to vest in 4 equal quarterly increments, provided that Mr. de Greef continues to be employed with BioLife through the vesting dates.

(23)

4,740 unvested service vesting-based RSAs subject to this award are scheduled to vest in 4 equal quarterly increments, provided that Mr. de Greef continues to be employed with BioLife through the vesting dates.

(24)

The target number of 4,740 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our total shareholder return (“TSR”) compared to our 20 company peer group over the relevant two-year performance period between January 1, 2021 and December 31, 2022.

(25)	127 unvested service vesting-based RSAs subject to this award vested January 1, 2022.

(26)

607 unvested service vesting-based RSAs subject to this award are scheduled to vest in 5 equal quarterly increments, provided that Mr. Wichterman continues to be employed with BioLife through the vesting dates.

(27)

13,312 unvested service vesting-based RSAs subject to this award are scheduled to vest in 10 equal quarterly increments, provided that Mr. Wichterman continues to be employed with BioLife through the vesting dates.

(28)

5,608 unvested service vesting-based RSAs subject to this award are scheduled vest 1/4 of the shares on February 9, 2022 with the remainder vesting quarterly over 3 years, provided that Mr. Wichterman continues to be employed with BioLife through the vesting dates.

Option exercises and stock vested for the fiscal year ended December 31, 2021

The following Option Exercises and Stock Vested table sets forth certain information regarding each exercise of stock options and each vesting of restricted stock during the last completed year for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Michael Rice	228,175	9,057,159	134,914	5,604,429
Aby J. Mathew	253,158	9,907,993	67,313	2,801,373
Roderick de Greef	40,919	1,507,355	95,481	4,102,123
Marcus Schulz	—	—	12,070	514,393
Troy Wichterman	—	—	9,696	409,759

Pension benefits

The Company has no defined benefit plans or other supplemental retirement plans for the NEOs.

Nonqualified deferred compensation

The Company has no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the named executive officers.

Employment agreements

The Company entered into an employment agreement with Michael Rice, Chief Executive Officer, effective December 1, 2020 for a salary of $530,000 per year. With consideration to recommendations of FW Cook, on February 24, 2022, the Compensation Committee approved a salary increase to $645,000. The agreement provides that if Mr. Rice’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 12 months’ salary, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. Rice’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. Rice is entitled to a lump sum payment equal to 24 months’ salary, 100% Target Award of any cash and/or equity incentives for the current year, an amount equal to the cost of 24 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest.

The Company entered into an employment agreement with Aby Mathew, Ph.D., Chief Scientific Officer, effective December 1, 2020 for a salary of $419,800 per year. With consideration to recommendations of FW Cook, on February 24, 2022, the Compensation Committee approved a salary increase to $420,000. The agreement provides that if Mr. Mathew’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 12 months’ salary, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. Mathew’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. Mathew is entitled to a lump sum payment equal to 12 months’ salary, 100% Target Award of any cash and/or equity incentives for the current year, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest.

The Company entered into an employment agreement with Roderick de Greef, Chief Operating Officer, effective December 1, 2020 for a salary of $402,500 per year. Subsequently, this agreement was superseded by any an amended employment agreement entered into by the Company and Mr. de Greef, effective November 4, 2021 for a salary of $450,000 per year. The agreement provides that if Mr. de Greef’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 12 months’ salary, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. de Greef’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. de Greef is entitled to a lump sum payment equal to 18 months’ salary, 100% Target Award of any cash and/or equity incentives for the current year, an amount equal to the cost of 18 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest.

The Company entered into an employment agreement with Marcus Schulz, Chief Revenue Officer, effective December 1, 2020 for the role of Vice President, Global Sales and a salary of $250,000 per year plus specified sales commissions on defined revenues. With consideration to recommendations of FW Cook, on February 24, 2022, the Compensation Committee approved a salary increase to $350,000. The Company and Mr. Schulz amended his employment agreement, effective February 10, 2021 for the role of Chief Revenue Officer. The agreement provides that if Mr. Schulz’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 6 months’ salary, an amount equal to the cost of 6 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. Schulz’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. Schulz is entitled to a lump sum payment equal to 12 months’ salary, 100% Target Award of any cash and/or equity incentives for the current year, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest.

The Company entered into an employment agreement with Troy Wichterman, Chief Financial Officer, effective November 4, 2021 for a salary of $325,000 per year. With consideration to recommendations of FW Cook, on February 24, 2022, the Compensation Committee approved a salary increase to $375,000. The agreement provides that if Mr. Wichterman’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he is entitled to a lump sum payment equal to 9 months’ salary, an amount equal to the cost of 9 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest; If Mr. Wichterman’s employment is terminated upon or within 90 days following a “Change in Control”, Mr. Wichterman is entitled to a lump sum payment equal to 12 months’ salary, 100% Target Award of any cash and/or equity incentives for the current year, an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums, and unvested stock options, awards, or other equity grants shall immediately fully vest.

For purposes of each of these employment agreements, a “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the dissolution, liquidation or winding up of the Company or (iii) the sale of all or substantially all of the Company’s assets. The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

Under each employment agreement, “Cause” means the Company’s belief that any of the following has occurred: (i) any breach of the employment agreement by the executive officer; (ii) any failure to perform assigned job responsibilities that continues unremedied for a period of 10 days after written notice to the executive officer by the Company; (iii) the executive officer’s malfeasance or misconduct in connection with the executive officer’s duties under the employment agreement or any act or omission of the executive officer which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (iv) commission of a felony or misdemeanor or failure to contest prosecution for a felony or misdemeanor; (v) the Company’s reasonable belief that the executive officer engaged in a violation of any statute, rule or regulation, any of which in the judgment of the Company is harmful to the business or to Company’s reputation; (vi) the Company’s reasonable belief that the executive officer engaged in unethical practices, dishonesty or disloyalty; or (vii) any reason that would constitute “cause” under the laws the State of Washington.

Under each employment agreement, “Good Reason” for the executive officer to terminate his or her employment means the following: (i) the Company’s material breach of the terms of the employment agreement or any other written agreement between the executive officer and Company; (ii) the assignment to the executive officer of any duties that are substantially inconsistent with or materially diminish the executive officer’s position prior to execution of the employment agreement; (iii) a material reduction of the executive officer’s salary, other than as a result of a general salary reduction affecting substantially all Company employees; (iv) any failure by the Company to obtain the assumption of the employment agreement by any successor or assign of the Company; or (v) a requirement that the executive officer be based at any office or location more than 50 miles from the executive officer’s primary work location prior to the effective date of the employment agreement.

Potential payments upon termination or change in control

Employment agreements with executives dictate that, upon a change of control through (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the dissolution, liquidation, or winding up of the Company, or (iii) the sale of all or substantially all of the Company’s assets whereby the majority of the voting power of the shares of the continuing or surviving entity is owned by persons who were not shareholders of the Company immediately prior to such transaction is not substantially the same in proportions to their ownership of the voting power of the Company’s shares immediately prior to the transaction, the Company will pay the executive’s salary through the date of termination, twelve months of the executive’s salary as severance pay, the total value of all outstanding cash or stock bonus opportunities in the current year, and an amount equivalent to the cost of medical insurance premiums for twelve months.

Assuming the NEOs employment was terminated by the Company without cause or the NEOs resigned for good reason and such event took place on December 31, 2021, each of the NEOs would have been entitled to the payments and benefits shown in the table below.

	Payments and Benefits
Name	Base Salary Continuation ($)	Accelerated Vesting of Equity Awards ($) (1)	Health Insurance Under COBRA ($)	Total ($)
Michael Rice	645,000	8,749,096	16,121	9,410,217
Aby J Mathew	419,750	10,054,385	7,284	10,481,419
Roderick de Greef	450,000	4,522,416	22,914	4,995,330
Marcus Schulz	125,000	1,178,776	8,060	1,311,836
Troy Wichterman	243,750	768,215	10,555	1,022,520

(1)

The dollar amounts shown are based on the intrinsic value of the stock options and restricted stock awards on December 31, 2021 calculated using $37.27, the closing price of BioLife’s common stock on December 31, 2021.

Assuming the NEO’s employment was terminated by the Company or the NEOs resigned for good reason within 90 days following a change in control and such event took place on December 31, 2021, each of the NEOs would have been entitled to the payments and benefits shown in the table below.

	Payments and Benefits
Name	Base Salary Continuation ($)	2021 Annual Cash Inventive ($)	Accelerated Vesting of Equity Awards ($) (1)	Health Insurance Under COBRA ($)	Total ($)
Michael Rice	1,290,000	575,663	8,749,096	32,242	10,647,001
Aby J Mathew	419,750	198,332	10,054,385	7,284	10,679,751
Roderick de Greef	675,000	233,188	4,522,416	34,371	5,464,975
Marcus Schulz	––	––	1,178,776	––	1,178,776
Troy Wichterman	325,000	17,063	768,215	14,074	1,124,352

(1)

The dollar amounts shown are based on the intrinsic value of the stock options and restricted stock unit awards on December 31, 2021 calculated using $37.27, the closing price of BioLife’s common stock on December 31, 2021.

CEO pay ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring that we annually disclose the ratio of our median employee’s total annual compensation to the total annual compensation of our CEO, Michael Rice, who is also our principal executive officer (the “CEO Pay Ratio”).

The Company’s compensation and benefits philosophy and the overall structure of the compensation and benefit programs are broadly similar across the organization and aim to encourage and reward all employees who contribute to the Company’s success. The Company strives to ensure the pay of every employee reflects the level of his or her job impact and responsibilities and is competitive within the Company’s peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. The Company’s ongoing commitment to pay equity is critical to successfully supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.

We identified the median employee using total salary and wages earned, , then subtracting bonuses earned in 2020 but paid in 2021, adding bonuses earned in 2021 but not paid until 2022, adding the fair value of equity awards granted to the employee during 2021, and adding other compensation. Salary and wages were annualized for any employees hired during the most recent fiscal year. A total of 428 US based employees who were employed by the Company on December 31, 2021, the last day of the Company’s fiscal year, were included in the determination of this calculation (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). Nine non-US employees (five located in the Netherlands, three in the United Kingdom, and one in Switzerland) were excluded as they make up only 2.1% of all employees.

As illustrated in the table below, the Company’s 2021 CEO Pay Ratio was approximately 21:1.

Michael Rice (CEO) 2021 Compensation	$2,249,907
Median Employee 2021 Compensation	$108,193
CEO Pay Ratio	21:1

To determine the median employee, we included all individuals employed as of December 31, 2021. Compensation for the median employee was determined in the same manner as the total compensation reported for Mr. Rice in the “Total” column of the Summary Compensation Table. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on the Company’s internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other peer companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director compensation

Each of our non-employee directors, during the year ended December 31, 2021, were compensated with an annual retainer fee of $50,000. In addition, the non-employee director serving as the Board Chairman was compensated an additional annual fee of $100,000 for the year. Committee chairpersons were compensated with additional annual retainers as follows:

Annual Retainer

Audit Committee Chair	$10,000
Compensation Committee Chair	$5,000
Governance and Nominating Committee Chair	$5,000

A total of $285,417 in cash director compensation was recorded during the year ended December 31, 2021, which varied by director depending on when their services began or ended. The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2021.

Name (1)	Annual Cash Retainer ($) (2)	Board and Committee Chair Fees ($)	Total Cash Compensation ($)
Raymond Cohen (3)	29,167	58,333	87,500
Thomas Girschweiler (4)	4,167	—	4,167
Andrew Hinson (5)	37,500	3,750	41,250
Joseph Schick	50,000	10,000	60,000
Amy DuRoss (6)	37,500	3,750	41,250
Rachel Ellingson (7)	37,500	—	37,500
Joydeep Goswami (8)	12,500	1,250	13,750

(1)	Michael Rice did not receive any additional compensation for his services as Board Chairman after the resignation of Raymond Cohen.
(2)	Due to the timing of member resignations and appointments, the annual cash retainers vary depending on the respective period of time each director served.
(3)	Mr. Cohen served as a Director and Chairman of the Board for seven months in 2021, resigning in July.
(4)	Mr. Girschweiler served as a Director for one month in 2021, resigning in January.
(5)	Mr. Hinson served as a Director and Chair of the Governance and Nominating Committee for nine months in 2021, resigning in September.
(6)	Ms. DuRoss joined the board as a Director and Chair of the Compensation Committee in April of 2021, serving for nine months during the year.

(7)	Ms. Ellingson joined the board as a Director and in April of 2021, serving for nine months during the year.
(8)	Mr. Goswami joined the board as a Director and Chair of the Governance and Nominating Committee in October of 2021, serving for three months during the year.

The Company’s compensation practices for non-employee directors, as determined by the Compensation Committee and our independent compensation consultant, FW Cook, includes annual awards of restricted shares of Common Stock. In October 2020, the Board, based upon the recommendation of the Compensation Committee, awarded 5,000 shares of restricted stock to each non-employee director, and determined annual awards would be based on a fixed number of shares. These awards are granted on an annual basis by the Compensation Committee, or to any newly appointed non-employee directors who may be appointed as successors to departing directors. These awards vest one year from the date of grant, provided such person is still a director on such vesting date. In February 2022, the Compensation Committee, based upon the recommendation of the independent compensation consultant, FW Cook, determined equity compensation for non-employee directors will be based on a fixed value of $180,000, prorated if the director is appointed mid-year, rather than a fixed number of shares. These awards vest one year from the date of grant, provided such person is still a director on such vesting date.

Director compensation table for the fiscal year ended December 31, 2021

The following table sets forth a summary of the compensation the Company paid to its non-employee directors in the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total Compensation ($)
Raymond Cohen	87,500	242,750	330,250
Thomas Girschweiler	4,167	—	4,167
Andrew Hinson	41,250	242,750	284,000
Joseph Schick	60,000	242,750	302,750
Amy DuRoss	41,250	174,000	215,250
Rachel Ellingson	41,250	174,000	215,250
Joydeep Goswami	13,750	125,100	138,850

(1)

Represents the grant date fair value of awards granted in 2021 calculated in accordance with the ASC Topic 718. The assumptions the Company used for calculating the grant date fair values are set forth in Note 2, “Summary of Significant Accounting Policies – Stock Based Compensation,” to the Company’s consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2021.

The non-employee directors of the Board who held such position on December 31, 2021 held the following aggregate number of unvested restricted stock units as of such date:

Name	Number of Unvested Restricted Stock Units (#)
Joseph Schick	5,625
Rachel Ellingson	5,000
Amy DuRoss	5,000
Joydeep Goswami	2,938

The following table presents the grant date fair value of each restricted stock award in the fiscal year ended December 31, 2021 to non-employee directors, computed in accordance with the ASC Topic 718:

Name	Grant Date	Number of Securities Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)
Joseph Schick	07/12/2021	5,000	242,750
Rachel Ellingson	04/12/2021	5,000	174,000
Amy DuRoss	04/12/2021	5,000	174,000
Joydeep Goswami	10/01/2021	2,938	125,100

Compensation Committee interlocks and insider participation

Ms. DuRoss, Mr. Schick, and Ms. Ellingson were the members of the Compensation Committee during the year ended December 31, 2021. No member of the Compensation Committee is a current or former employee of the Company or had any relationship with the Company requiring disclosure herein. No interlocking relationship exists between any member of the Board or the Compensation Committee and any member of the board or Compensation Committee of any other company and no such interlocking relationship has existed in the past.

Second Amended and Restated 2013 Performance Incentive Plan

The Second Amended and Restated 2013 Performance Incentive Plan and the award agreements entered into thereunder include certain provisions that may result in a payment to, or acceleration of vesting of awards held by, a named executive officer in connection with a change in control. A change in control is defined as: (a) the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (b) a merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation; (c) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (d) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

In the event of a change in control, the Administrator (as defined in the plan) has the discretion to provide in each award agreement for (i) the vesting of options to accelerate automatically upon a change in control of the Company (as defined in the plan) and (ii) the assumption of awards by the acquiring or successor entity (or parent thereof) or replacement by such entity with new options or other incentives upon a change in control of the Company. The terms of the Company’s outstanding option agreements under the plan provide for accelerated vesting upon the occurrence of the change in control transaction, provided, that the Administrator in its sole discretion may provide for the purchase or exchange of each option for an amount of cash or other property having a value equal to the difference between (x) the value of the cash or other property that you would have received pursuant to the change in control transaction in exchange for the shares issuable upon exercise of the option had the option been exercised immediately prior to the change in control transaction, and (y) the exercise price of the option. Outstanding options shall terminate and cease to be exercisable upon consummation of a change in control except to the extent that such awards are assumed by the successor entity pursuant to the terms of the change in control transaction. The Administrator shall give written notice of a proposed change in control transaction to the holder not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 12, 2022, the Record Date, certain information regarding the beneficial ownership of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares thereof; (ii) each director and nominee of the Company; (iii) each named executive officer of the Company; and (iv) all of the Company’s current directors and executive officers (including executive officers that are not named executive officers) as a group. This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13D(s) and Schedule 13G(s) filed with the SEC.

Name and Address of Beneficial Owner	Common Stock	Percentage of Class
Directors and Executive Officers
Michael Rice (Officer and Director)(1)	412,889	1.0%
Aby J. Mathew (Officer)(2)	439,510	1.0%
Roderick de Greef (Officer)(3)	98,922	0.2%
Marcus Schulz (Officer)(4)	19,640	0.0%
Troy Wichterman (Officer)(5)	28,349	0.0%
Karen Foster (Officer)(6)	206,094	0.5%
Todd Berard (Officer)(7)	158,470	0.4%
Sarah Aebersold (Officer)(8)	20,952	0.0%
Joseph Schick (Director)	3,625	0.0%
Amy DuRoss (Director)	5,000	0.0%
Rachel Ellingson (Director)	5,000	0.0%
Joydeep Goswami (Director)	—	0.0%
Total shares owned by Executive Officers and Directors (12 persons)	1,398,451	3.3%
5% Stockholders
Casdin Capital, LLC(9)	7,566,292	17.6%
Blackrock, Inc.(10)	3,655,057	8.5%
The Vanguard Group(11)	2,147,258	5.0%

Except as indicated by footnote, and subject to community property laws where applicable, we believe that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each person listed is in care of 3303 Monte Villa Parkway, #310, Bothell, WA 98021.

(1)

Includes options to purchase 60,000 shares of Common Stock issuable under stock options exercisable within 60 days from April 15, 2022 and 469 shares of Common Stock to be issued pursuant to restricted stock awards within 60 days from April 15, 2022.

(2)

Includes options to purchase 190,000 shares of Common Stock issuable under stock options exercisable within 60 days from April 15, 2022 and 306 shares of Common Stock to be issued pursuant to restricted stock awards within 60 days from April 15, 2022.

(3)	Includes 6,546 shares of Common Stock to be issued pursuant to restricted stock awards within 60 days from April 15, 2022.
(4)	Includes 1,846 shares of Common Stock to be issued pursuant to restricted stock awards within 60 days from April 15, 2022.
(5)	Includes options to purchase 938 shares of Common Stock issuable under stock options exercisable within 60 days from April 15, 2022.
(6)

Includes options to purchase 100,000 shares of Common Stock issuable under stock options exercisable within 60 days from April 15, 2022 and 260 shares of Common Stock to be issued pursuant to restricted stock awards within 60 days from April 15, 2022.

(7)

Includes options to purchase 50,000 shares of Common Stock issuable under stock options exercisable within 60 days from April 15, 2022 and 226 shares of Common Stock to be issued pursuant to restricted stock awards within 60 days from April 15, 2022.

(8)	Includes 1,306 shares of Common Stock to be issued pursuant to restricted stock awards within 60 days from April 15, 2022.
(9)

Based on a Form 4 filed on September 1, 2021. Consists of 7,566,292 shares of Common Stock. The business address of Casdin Capital, LLC is 1350 Avenue of the Americas, Suite 2405, New York, New York 10019.

(10)	Based on a Schedule 13G filed on February 1, 2022. Consists of 3,655,057 shares of Common Stock. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.
(11)	Based on a Schedule 13G filed on February 9, 2022. Consists of 2,147,258 shares of Common Stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 relating to all our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options (in thousands)	Weighted Average exercise price of outstanding options	Number of granted restricted stock awards outstanding (in thousands)	Number of securities remaining available for future issuance (in thousands)
Equity compensation plans not approved by security holders (1)	36	$2.30	—	—
Second amended and restated 2013 performance incentive plan	589	$2.12	1,353	1,211

(1) Represents shares of common stock issuable pursuant to non-plan stock option agreements entered into prior to the adoption of our 2013 Performance Incentive Plan. Prior to the adoption of our 2013 Performance Incentive Plan, we granted certain individuals stock options pursuant to stock option agreements that were not issued under a stockholder-approved plan. Each agreement entitles the holder to purchase from us a fixed number of shares of common stock at a fixed purchase price per share for a fixed period of time, which may not exceed ten (10) years. The specific terms and conditions of each option, including when the right to exercise the option vests, the number of shares subject to the option, the exercise price per share, the method of exercise, exercisability following termination, disability and death, and adjustments upon stock splits, combinations, mergers, consolidation and like events are specified in each agreement. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which we are not the surviving corporation or we become a wholly-owned subsidiary of another corporation, any unexercised options shall be deemed canceled unless the surviving corporation elects to assume the options or to issue substitute options in place thereof. In the event of the forgoing, the holder will have the right to exercise the option during a ten-day period immediately prior to such liquidation, merger, or consolidation.

Changes in Control

The Company knows of no arrangements resulting in a change in control of the Company. No officer, director, promoter, or affiliate of the Company has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain relationships and related transactions

Since January 1, 2021, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the headings “Executive Compensation” and “Board of Directors-Director Compensation” and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by the Audit Committee of the Board. It is anticipated that any future transactions between us and our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties. In accordance with our Audit Committee’s charter, all such transactions will be reviewed and approved by our Audit Committee and a majority of the independent and disinterested members of the Board.

Director independence

Our board of directors is responsible for determining the independence of our directors. For purposes of determining director independence, our board of directors has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the SEC. Based upon its evaluation, our board of directors has affirmatively determined that the following directors meet the standards of independence: Mr. Schick, Ms. DuRoss, Ms. Ellingson, and Mr. Goswami.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended December 31, 2021, the Company believes that all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis during the year ended December 31, 2021, except that Marcus Schulz filed one late Form 4 reporting one transaction, Joydeep Goswami filed one late Form 4 reporting one transaction, and Andrew Hinson filed one late Form 4 reporting one transaction.

PRINCIPAL ACCOUNTANTING FEES AND SERVICES

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed by our current independent accountants, BDO USA, LLP (“BDO”), for professional services rendered in the fiscal years ended December 31, 2021 and 2020.

	2021	2020

Audit fees(1)	$2,116,895	$429,300
Audit related fees(2)	––	132,450
Tax fees(3)	––	––
All other fees(4)	––	––
Total	$2,116,895	$561,750

(1)

Audit fees consist of professional services for the audit of our annual financial statements, review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagement for those fiscal years.

(2)

Audit-related fees consist of assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported under the heading Audit fees above. In the year ended December 31, 2020, we incurred Audit-related fees in connection with audits and reviews of companies we acquired.

(3)

There were no fees paid that would be considered “Tax fees” in 2021 or 2020. Fees to be disclosed under this category would be for professional services for tax compliance, tax advice, and tax planning.

(4)

There were no fees paid that would be considered “All Other fees” in 2021 or 2020. Fees to be disclosed under this category would be for products and services other than those described under the headings Audit fees, Audit-related fees and Tax fees above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2021 and 2020, all services billed by BDO were pre-approved by the Audit Committee in accordance with this policy.

Change in Accounting Firm

On April 2, 2022, as approved by our Audit Committee, the Company dismissed BDO as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2021 and 2020, BDO’s audit reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, BDO’s audit report on the Company’s internal control over financial reporting as of December 31, 2021, contained an adverse opinion due to the material weaknesses noted below. BDO was not required to report on the Company’s internal control over financial reporting as of December 31, 2020.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent period through the date of the Current Report on Form 8-K filed on April 7, 2022, (i) there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of material weaknesses in the Company’s internal controls over financial reporting as disclosed in Part II, Item 9A of the Company’s Form 10-K for the years ended December 31, 2021 and December 31, 2020, related to inappropriately designed entity-level controls impacting the control environment, risk assessment, and monitoring activities to prevent or detect material misstatements to the consolidated financial statements attributed to an insufficient number of qualified resources and inadequate oversight and accountability over the performance of controls, ineffective identification and assessment of risks impacting internal control over financial reporting, and ineffective monitoring controls; information system logical access within certain key financial systems; accounting policies and procedures and related controls over complex financial statement areas; accounting policies, procedures, and related controls over assets held for lease; accounting policies, procedures, and related controls over the preparation and review of projected financial information used in determining the valuation of acquired intangible assets and contingent consideration in business combinations as well as the quantitative impairment analysis of indefinite-lived intangible assets; and policies, procedures, and related controls over the presentation and disclosure of amounts presented in the consolidated financial statements in accordance with the applicable financial reporting requirements.

The Committee approved the engagement of Grant Thornton as the Company’s new independent registered public accounting firm, which engagement is effective as of April 6, 2022. During the fiscal years ended December 31, 2021 and 2020 and through the date of their engagement, neither the Company nor anyone acting on its behalf consulted Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” as described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Attendance at Annual Meeting

A representative from Grant Thornton will be online at the Annual Meeting and available to respond to appropriate questions and will also have the opportunity to make a statement if they desire to do so.  Representatives from BDO have indicated that they will not be attending the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee discussed the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant’s independence and considered the compatibility of non-audit services with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

AUDIT COMMITTEE

Joseph Schick, Chairman
Joydeep Goswami
Rachel Ellingson

PROPOSALS

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of five members. Each of our current directors has been nominated for reelection.

Nominees

Upon the recommendation of our Governance and Nominating Committee, and after due consideration of the qualifications of each of the nominees as described above, the Board has nominated the following individuals to serve until his or her successor is duly elected and qualified, unless he or she resigns, is removed or otherwise is disqualified from serving as a director of the Company:

Michael Rice

Joydeep Goswami

Amy DuRoss

Joseph Schick

Rachel Ellingson

We have been advised by each of the director nominees that he or she is willing to be named as a nominee and each is willing to begin or continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other persons as may be designated by the Board.

Vote Required

A plurality of the shares present in person online or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 2 - APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” elsewhere in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2021.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of BioLife Solutions, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the BioLife Solutions proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent that this resolution is not approved by a majority of the votes properly cast, we may review and consider the results of this advisory vote in future compensation deliberations.

Vote Required

The approval, on an advisory basis, of the stockholders by a majority of the votes properly cast at the meeting is being sought to approve the compensation of our named executive officers as disclosed in this proxy statement.

Recommendation

Our Board recommends that stockholders vote FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 2.

PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT BY THE BOARD OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Overview

The Audit Committee has engaged the independent registered public accounting firm Grant Thornton LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. BDO USA LLP audited our financial statements for the years ended December 31, 2021 and December 31, 2020. Stockholder ratification of such selection is not required by our Bylaws or other applicable laws. However, our Board is submitting the selection of Grant Thornton LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Vote Sought

The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022 will be approved if approved by a majority of the votes properly cast on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR ” the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 3.

PROPOSAL NO. 4 - AMENDMENT TO THE SECOND AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN

Overview

Our Board has approved the amendment (the “Amendment”) to our Second Amended and Restated 2013 Performance Incentive Plan (as amended, the “Plan”), which is our primary plan for providing equity incentive compensation to our eligible employees, directors and consultants. We are amending the Plan solely to increase the number of our shares of common stock available for issuance under the Plan from 6,500,000 to 8,500,000.

Our Board believes that the number of shares of Common Stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, our Board believes the Amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock, particularly in light of our recent acquisitions.

As of April 29, 2022, and excluding the requested share increase, 574,143 shares of common stock remain available for future grants of awards under the Plan. If stockholders approve the Amendment, the total number of shares available for grants under the Plan would be 8,500,000 shares of Common Stock and approximately 2,574,143 shares of common stock will be available for new grants under the Plan. The full text of the proposed Amendment is set out in Appendix A to this Proxy Statement.

Description of the Plan (as proposed to be amended)

The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan which has been filed as an exhibit to our Annual Report.

Purposes of the Plan. The purposes of the Plan are to enhance the ability of the Company and any parent or subsidiary corporation of the Company whether now existing or hereafter created or acquired (an “Affiliated Company”) to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers to the Company, upon whose judgment, initiative and efforts the successful conduct and development of the Company’s businesses largely depends, and to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

Shares Reserved for Issuance. If the stockholders approve the Amendment, we will be authorized to issue up to an aggregate of 8,500,000 shares of common stock pursuant to options or restricted share awards granted under the Plan, plus any shares of common stock that have or do become available pursuant to termination or expiration of options granted under any of our other equity compensation plans and outstanding on the Original Approval Date; provided that not more than 8,500,000 shares of common stock may be issued pursuant to options that are designated “incentive stock options.”

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the Plan can no longer under any circumstances be exercised or purchased due to the forfeiture or cancellation of all or any portion of such option, the shares of common stock allocable to the unexercised portion of such option, will become available for grant or issuance under the Plan.

In the event that restricted shares offered under the Plan are reacquired by the Company, for any reason, the shares so reacquired will become available for grant or issuance under the Plan.

In the event that all or any portion of any shares issued upon exercise of an option granted or offered under the Plan are reacquired by the Company for any reason other than the cancellation or forfeiture of all or any portion of such option, the shares of common stock allocable to the reacquired portion of such option, will not become available for grant or issuance under the Plan.

Additionally, the number of shares available for issuance under the Plan will be subject to adjustment in the event of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company.

Administration. The Plan is to be administered by an “Administrator,” which, under the Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors, or the Chief Executive Officer of the Company in the circumstances described below. Subject to the provisions of the Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the Plan.

Subject to applicable law, the Board of Directors may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any outstanding option or restricted share award without his or her consent. Unless previously terminated by the Board of Directors, the Plan will terminate on April 25, 2023.

Eligibility. The Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or an Affiliated Company, as may be determined by the Administrator. In no event may any officer or employee be granted options under the Plan for more than 400,000 shares of our common stock in any one calendar year. However, in connection with his or her initial service to the Company, an officer or employee may be eligible to be granted options for up to 400,000 shares of our common stock during the calendar year which includes such individual’s initial service to the Company.

The actual number of individuals who will receive awards under the Plan cannot be determined in advance because the Administrator has discretion to select the participants. Nevertheless, as of April 23, 2021, 12 officers and directors of the Company and approximately 436 other employees of the Company would be eligible to participate in the Plan.

Terms of Options. As discussed above, the Administrator determines many of the terms and conditions of awards granted under the Plan, including whether an option will be an “incentive stock option” (ISO) or a “non-qualified stock option” (NQSO). Each option is evidenced by an agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the Plan):

●

Vesting and Exercisability: Options become vested and exercisable within such periods and subject to such conditions as determined by the Administrator and as set forth in the related stock option agreement, provided that options must expire no later than ten years from the date of grant (five years with respect to an ISO granted to an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliated Company (a “10% Stockholder”)).

●

Exercise Price: The exercise price of options shall not be less than the fair market value of a share of common stock at the time the option is granted. The exercise price of any ISO granted to a 10% Stockholder shall not be less than 110% of the fair market value of a share of common stock at the time of grant, subject to limited exception. The Administrator may not reprice any outstanding options, either through an adjustment to the exercise price or through the cancellation of an option and regrant of a new option. Further, at any time when the exercise price of an option is above the fair market value of a share of common stock, the Administrator may not cancel that option in exchange for a cash payment without the approval of the Company’s stockholders.

●

Method of Exercise: Payment of the exercise price may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the optionee for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable law.

●

Termination of Service: Options cease vesting on the date of termination of service or the death or disability of the optionee, unless specified as otherwise in individual employment agreements. Options granted under the Plan generally expire three months after the termination of the optionee’s service, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service due to disability. However, if the optionee is terminated for cause (e.g., for committing an alleged criminal act or intentional tort against the Company), the Administrator may cause the optionee’s options to expire upon termination. In addition, if a blackout applies to the optionee on the last trading day during the three-month post-termination exercise period, the option will generally be exercisable until the tenth day following the expiration of the blackout.

●

Cancellation and Rescission: Any unexpired, unpaid or deferred options may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted by the Administrator at any time, unless otherwise specified in the related stock option agreement, if the optionee is not in compliance with all applicable provisions of the related stock option agreement and the Plan, or if the optionee engages in any: (i) unauthorized disclosure to anyone outside the Company, or unauthorized use in other than the Company’s business, of any confidential information or material relating to the Company’s business, acquired by the optionee either during or after employment with the Company; (ii) failure or refusal to promptly disclose and assign to the Company all right, title and interest in any invention or idea made or conceived by the optionee during employment with the Company that relates in any manner to the actual or anticipated business, research or development work of the Company; or (iii) activity that results in termination of the optionee’s employment for cause.

●

Change in Control: The Administrator has the discretion to provide in each award agreement for (i) the vesting of options to accelerate automatically upon a change in control of the Company (as defined in the Plan) and (ii) the assumption of awards by the acquiring or successor entity (or parent thereof) or replacement by such entity with new options or other incentives upon a change in control of the Company (as defined in the Plan). In the past, the Company has granted, and in the future the Company intends to grant, award agreements which provide for such acceleration of vesting and/or assumption of awards. In addition, the Administrator may at its discretion provide for other vesting arrangements in option agreements.

●

Additional Restrictions. No ISOs may be granted to an optionee under the Plan if the aggregate fair market value (determined at the time of grant) of the common stock, with respect to which ISOs first become exercisable by such optionee in any calendar year under any equity compensation plan of the Company or an Affiliated Company, exceeds $100,000. Options are nontransferable, other than by will or the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by applicable law; provided, however, that no option shall be assignable or transferable in exchange for consideration.

Terms of Restricted Stock Awards. Each restricted share award is evidenced by a restricted stock purchase agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the Plan):

●	Vesting. Shares subject to a restricted share award may become vested over time or upon completion of performance goals set out in advance.
●

Purchase Price. Each restricted stock purchase agreement states the purchase price, which may not be less than the minimum lawful amount under applicable state law. Payment of the purchase price, if any, may be made, in the discretion of the Administrator and subject to any legal restrictions, in cash, by check, by delivery of shares of our common stock, by waiver of compensation due or accrued to the participant for services rendered, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by the Administrator and applicable corporate law. Without limiting the generality of the foregoing, the Administrator may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.

●

Termination of Service. Restricted share awards shall vest in accordance with the terms of a stock purchase agreement, which shall specify the date or dates, the performance goal(s) or objectives that must be achieved, and any other conditions on which the restricted share awards shall vest. Such agreement may provide, in the discretion of the Administrator, that we shall have the right, exercisable at the discretion of the Administrator, to repurchase, at the original purchase price, any restricted shares that have not vested as of the date of termination of the recipient’s employment, service as a director or service provider status.

●

Change of Control. In the event of a change in control of the Company (as defined in the Plan), restricted share awards will generally be treated in the same manner as options under the Plan, as described under “Terms of Options”, “Change in Control” above.

●	Additional Restrictions. Restricted shares are nontransferable except as specifically provided in the restricted stock purchase agreement and in certain limited circumstances provided in the Plan.

Vote Sought

The proposal to amend the Plan will be approved if approved by a majority of the votes properly cast on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the Amendment to the Second Amended and Restated 2013 Performance Incentive Plan.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 4.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

On March 31, 2022, we filed our annual report on Form 10-K for the year ended December 31, 2021. We have sent to our stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2022 proxy statement and annual report on Form 10-K for the year ended December 31, 2021. Stockholders who received a paper copy of our 2022 proxy statement were also sent a copy of our annual report on Form 10-K for the year ended December 31, 2021. Stockholders who wish to obtain additional copies of our annual report on Form 10-K may do so without charge by contacting us through one of the following methods:

Email:	proxy@biolifesolutions.com
Telephone:	(425) 402-1400
Facsimile:	(425) 402-1433
Mail:	Corporate Secretary, BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2023 ANNUAL MEETING

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than December 31, 2022, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholders are advised to review the discussion above under the heading “Board of Directors - Governance and Nominating Committee” for additional information on the process to nominate directors to the Board, which discussion is incorporated by reference.

The proxies to be solicited by us through our Board for our 2023 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder’s proposal not later than March 16, 2023, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement.

Nominations of persons for election to our Board may be made by or at the direction of the Board or by any stockholder entitled to vote for the election of directors at the meeting that complies with Section 3.3 of our Bylaws. Pursuant to Section 3.3 of our Bylaws, a stockholder wishing to nominate a candidate for election to the Board at the 2023 Annual Meeting is required to give written notice addressed to our Corporate Secretary of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary not less than 45 days nor earlier than 90 days prior to the date of the 2023 Annual Meeting in order to be considered for nomination; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the 2022 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of 2023 Annual Meeting is mailed or such public disclosure is made. The notice of nomination must include the nominee’s name, age, business address, residence address, principal occupation or employment, and any other information required by Section 3.3 of our Bylaws or by applicable laws or regulations.

Stockholder proposals and director nominations must be in writing and should be addressed to c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. It is recommended that stockholders submitting proposals or nominations direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Rice
Michael Rice
Chief Executive Officer and Chairman of the Board

April 29, 2022
Bothell, Washington

APPENDIX A

Form of

Amendment No. 3 to the

BioLife Solutions, Inc.

Second Amended and Restated 2013 Performance Incentive Plan

This Amendment No. 3 (the “Amendment”) to the BioLife Solutions, Inc. Second Amended and Restated 2013 Performance Incentive Plan (as amended, the “Plan”), is made effective as of _________, 2022 by BioLife Solutions, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Plan was originally adopted by the Company’s Board of Directors on April 25, 2013 and approved by the Company’s stockholders on June 20, 2013, was amended and restated by the Company’s Board of Directors on February 19, 2015 and approved by the Company’s stockholders on May 4, 2015, and was again amended and restated by the Company’s Board of Directors on April 5, 2017 and approved by the Company’s stockholders on May 25, 2017, and was again amended by the Company’s Board of Directors on May 19, 2020 and approved by the Company’s stockholders on July 9, 2020, and was again amended by the Company’s Board of Directors on [__], 2021 and approved by the Company’s stockholders on June 18, 2021;

WHEREAS, the Board has the authority pursuant to Article 9 of the Plan to amend the Plan subject to the approval of the stockholders entitled to vote in accordance with applicable law;

WHEREAS, the Board desires to amend the Plan to further increase the aggregate number of shares of common stock that may be issued under the Plan;

WHEREAS, on or about May 19, 2020, the Board approved Amendment No. 1 and recommend its approval to the stockholders; and

WHEREAS, on or about April 22, 2021, the Board approved Amendment No. 2 and recommend its approval to the stockholders;

WHEREAS, on or about [___], 2022, the Board approved Amendment No. 3 and recommend its approval to the stockholders;

NOW, THEREFORE, pursuant to the power of amendment set forth in the Plan and subject to the approval of Company’s stockholders, the Plan is hereby amended as follows effective upon the approval by the stockholders of Amendment No. 3:

1. The references to “6,500,000 shares” in the first paragraph of Article 4.1 of the Plan is replaced in their entirety with “8,500,000 shares”.

2. Except as hereinabove amended and modified, the Plan shall remain in full force and effect.

3. A majority of votes cast by the Stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 3 to the Plan was considered, has duly approved this Amendment No. 3 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 3to the Plan is made effective this ________ day of _______, 2022.

BioLife Solutions, Inc.
By: __________________________
Name:
Title:

BIOLIFE SOLUTIONS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following director Nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Michael Rice 02) Joydeep Goswami 03) Joseph Schick 04) Amy DuRoss 05) Rachel Ellingson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000554358_1 R1.0.0.24

BIOLIFE SOLUTIONS, INC.
Annual Meeting of Stockholders
June 9, 2022 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Rice and Roderick de Greef, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioLife Solutions, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 9, 2022, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPROSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000554558_2 R1.0.0.24